EXHIBIT 99

CONSOLIDATED FINANCIAL STATEMENTS OF SATCON TECHNOLOGY CORPORATION

                               TABLE OF CONTENTS

                                                                PAGE

                                                              --------

PART I: FINANCIAL STATEMENTS OF SATCON TECHNOLOGY

  CORPORATION

Report of Independent Public Accountants....................     36

Report of Independent Accountants...........................     37

Consolidated Financial Statements:

  Consolidated Balance Sheets as of September 30, 2000 and

    1999....................................................     38

  Consolidated Statements of Operations for the Years Ended

    September 30, 2000, 1999

    and 1998................................................     39

  Consolidated Statements of Changes in Stockholders' Equity

    for the Years Ended

    September 30, 2000, 1999 and 1998.......................     40

  Consolidated Statements of Cash Flows for the Years Ended

    September 30, 2000, 1999

    and 1998................................................     41

  Notes to Consolidated Financial Statements................     42

                                       35

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

SatCon Technology Corporation:

    We have audited the accompanying consolidated balance sheet of SatCon

Technology Corporation and its subsidiaries (a Delaware corporation) as of

September 30, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of SatCon

Technology Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis,

evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly,

in all material respects, the financial position of SatCon Technology

Corporation and its subsidiaries as of September 30, 2000 and 1999 and the results of their operations and their cash flows for each of the years then ended in conformity with auditing standards generally accepted in the United

States.

                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

November 28, 2000

                                       36

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

SatCon Technology Corporation:

    In our opinion, the consolidated statements of operations, of changes in stockholders' equity and of cash flows for the year ended September 30, 1998 present fairly, in all material respects, the results of operations and cash flows of SatCon Technology Corporation and its subsidiaries for the year ended

September 30, 1998, in conformity with generally accepted accounting principles.

In addition, in our opinion, the financial statement schedule for the year ended

September 30, 1998 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of SatCon Technology Corporation for any period subsequent to

September 30, 1998.

    As discussed in Note A, the accompanying consolidated financial statements for the year ended September 30, 1998 reflect revised accounting for the recapitalization of Beacon Power Corporation.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

December 17, 1998,

except to the restatement described

in Note A, as to which the date is

September 11, 2000

                                       37

                         SATCON TECHNOLOGY CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                    SEPTEMBER 30,

                                                              --------------------------

                                                                  2000          1999

                                                              ------------   -----------

                           ASSETS

Current assets:

  Cash and cash equivalents.................................  $  8,814,324   $ 2,533,072

  Accounts receivable, net of allowance of $320,222 and

    $386,686 at September 30, 2000 and 1999, respectively...     7,495,942     2,799,143

  Unbilled contract costs and fees, net of allowance of $0

    and $746,121 at September 30, 2000 and 1999,

    respectively............................................       824,829     1,462,201

  Inventory.................................................     8,001,661     3,697,972

  Prepaid expenses and other current assets.................       614,622       349,070

                                                              ------------   -----------

      Total current assets..................................    25,751,378    10,841,458

Investment in Beacon Power Corporation......................            --       414,729

Warrants to purchase Mechanical Technology Incorporated

  common stock..............................................     2,473,713            --

Property and equipment, net.................................     6,257,476     3,260,632

Intangibles, net............................................     9,080,089     3,194,609

Other long-term assets......................................       924,583       103,675

                                                              ------------   -----------

        Total assets........................................  $ 44,487,239   $17,815,103

                                                              ============   ===========

  LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

                    STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable..........................................  $  3,074,517   $ 1,563,605

  Accrued payroll and payroll-related expenses..............     1,284,884       479,888

  Deferred revenue..........................................     1,525,116       113,179

  Funding commitment to Beacon Power Corporation............            --       333,333

  Other accrued expenses....................................     1,459,218       620,874

  Current portion of long-term debt.........................        17,494        16,226

                                                              ------------   -----------

      Total current liabilities.............................     7,361,229     3,127,105

Long-term debt, net of current portion......................        16,377        33,871

Other long-term liabilities.................................       197,349        29,735

Commitments and contingencies (Note H)

Contingent obligation to Class D preferred stockholders of

  Beacon Power Corporation..................................     5,793,879     5,309,115

Series A redeemable convertible preferred stock.............            --     4,894,112

Stockholders' equity:

  Preferred stock; $0.01 par value, 1,000,000 shares

    authorized no shares issued and outstanding at September

    30, 2000; 8,000 shares series A redeemable convertible

    preferred stock issued and outstanding at September 30,

    1999....................................................                          --

  Common stock, $0.01 par value, 25,000,000 shares

    authorized; 13,841,185 and 9,617,009 shares issued at

    September 30, 2000 and 1999, respectively...............       138,412        96,170

  Additional paid-in capital................................    72,498,540    37,074,161

  Common stock held in escrow, at market value; 0 and 42,860

    shares at September 30, 2000 and 1999, respectively.....            --      (428,600)

  Amounts receivable from exercise of stock options.........            --    (1,816,667)

  Accumulated deficit.......................................   (40,195,340)  (30,254,195)

  Accumulated other comprehensive loss......................    (1,073,503)           --

  Treasury stock, at cost; 44,500 shares at September 30,

    2000 and 1999...........................................      (249,704)     (249,704)

                                                              ------------   -----------

      Total stockholders' equity............................    31,118,405     4,421,165

                                                              ------------   -----------

        Total liabilities, redeemable convertible preferred

        stock and stockholders' equity......................  $ 44,487,239   $17,815,103

                                                              ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                       38

                         SATCON TECHNOLOGY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           FOR THE YEARS ENDED SEPTEMBER 30,

                                                       -----------------------------------------

                                                           2000           1999          1998

                                                       ------------   ------------   -----------

Product revenue......................................  $ 22,427,428   $  9,122,498   $ 7,520,188

Funded research and development revenue..............     8,627,601      6,355,383     8,010,735

                                                       ------------   ------------   -----------

Total revenue........................................    31,055,029     15,477,881    15,530,923

Cost of product revenue..............................    19,069,192      9,510,941     5,474,067

                                                       ------------   ------------   -----------

Gross margin.........................................    11,985,837      5,966,940    10,056,856

                                                       ------------   ------------   -----------

Research and development expenses....................    10,300,765      6,554,464     6,793,634

Selling, general and administrative expenses.........     9,969,580      8,818,706     4,523,424

Amortization of intangibles..........................     1,217,490        371,087       290,957

                                                       ------------   ------------   -----------

Total operating expenses.............................    21,487,835     15,744,257    11,608,015

                                                       ------------   ------------   -----------

Operating loss.......................................    (9,501,998)    (9,777,317)   (1,551,159)

Other income (loss)..................................         9,891       (150,464)           --

Interest income......................................       453,631         42,287       179,861

Interest expense.....................................        (3,176)      (115,692)      (10,206)

                                                       ------------   ------------   -----------

Net loss before income taxes and loss from Beacon

  Power Corporation..................................    (9,041,652)   (10,001,186)   (1,381,504)

Provision for income taxes...........................            --             --        (3,872)

Loss from Beacon Power Corporation...................      (899,493)    (4,340,567)   (3,472,438)

                                                       ------------   ------------   -----------

Net loss.............................................    (9,941,145)   (14,341,753)   (4,857,814)

Accretion of redeemable convertible preferred stock

  discount...........................................    (3,105,888)       (50,904)           --

                                                       ------------   ------------   -----------

Net loss attributable to common stockholders.........  $(13,047,033)  $(14,392,657)  $(4,857,814)

                                                       ============   ============   ===========

Net loss per share, basic and diluted................  $      (1.03)  $      (1.57)  $      (.54)

                                                       ============   ============   ===========

Weighted average number of common shares, basic and

  diluted............................................    12,629,822      9,176,041     8,956,671

                                                       ============   ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                       39

                         SATCON TECHNOLOGY CORPORATION

                           CONSOLIDATED STATEMENTS OF

                        CHANGES IN STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998

                                                                                                                   AMOUNTS

                                                                                                                 RECEIVABLE

                                                                                           COMMON     COMMON        FROM

                                                                            ADDITIONAL     SHARES      STOCK     EXERCISE OF

                                                      COMMON      COMMON      PAID-IN     HELD IN     HELD IN       STOCK

                                                      SHARES      STOCK       CAPITAL      ESCROW     ESCROW       OPTIONS

                                                    ----------   --------   -----------   --------   ---------   -----------

Balance, September 30, 1997.......................   8,769,146   $ 87,691   $26,576,600        --           --            --

Net loss..........................................          --         --            --        --           --            --

Exercise of stock options.........................     100,266      1,003       580,736        --           --            --

Exercise of warrants..............................     149,137      1,491     1,220,382        --           --            --

Treasury stock purchased..........................          --         --            --        --           --            --

Change in net unrealized losses on marketable

  securities......................................          --         --            --        --           --            --

                                                    ----------   --------   -----------   -------    ---------   -----------

Balance, September 30, 1998.......................   9,018,549   $ 90,185   $28,377,718        --           --            --

Net loss..........................................          --         --            --        --           --            --

Exercise of stock options.........................     455,600      4,556     3,173,445        --           --    (1,816,667)

Treasury stock purchased..........................          --         --            --        --           --            --

Common stock issued in acquisitions...............     100,000      1,000       567,800        --           --            --

Common stock issued in connection with settlement

  agreement which is held in escrow...............      42,860        429       189,762    42,860     (190,191)           --

Compensation expense related to stock options and

  warrants issued to non-employees................          --         --     2,208,639        --           --            --

Valuation adjustment for common stock held in

  escrow..........................................          --         --       238,409        --     (238,409)           --

Warrants issued in connection with the sale of

  redeemable preferred stock......................          --         --     2,369,292        --           --            --

Change in net unrealized losses on marketable

  securities......................................          --         --            --        --           --            --

Accretion of redeemable convertible preferred

  stock discount..................................          --         --       (50,904)       --           --            --

                                                    ----------   --------   -----------   -------    ---------   -----------

Balance, September 30, 1999.......................   9,617,009   $ 96,170   $37,074,161    42,860    $(428,600)  $(1,816,667)

Net loss..........................................          --         --            --        --           --            --

Common stock issued in connection with Ling

  acquisition.....................................     770,000      7,700     7,748,656        --           --            --

Common stock issued in connection with MTI

  investment......................................   1,030,000     10,300     6,964,926        --           --            --

MTI warrants received in connection with MTI

  investment......................................          --         --     3,495,438        --           --            --

Valuation adjustment for MTI warrants.............          --         --            --        --           --            --

Common stock issued in connection with NGC asset

  acquisition.....................................     578,761      5,788     5,465,770        --           --            --

Conversion of redeemable convertible preferred

  stock into common stock.........................   1,025,641     10,256     7,989,744        --           --            --

Exercise of common stock options..................     701,774      7,018     5,496,853        --           --

Exercise of common stock warrants.................     118,000      1,180     1,111,720        --           --            --

Payments on amounts receivable from exercise of

  stock options...................................          --         --            --        --           --     1,816,667

Valuation adjustment for common stock held in

  escrow..........................................          --         --       257,160        --     (257,160)           --

Common stock released from escrow.................          --         --            --   (42,860)     685,760            --

Accretion of redeemable convertible preferred

  stock discount..................................          --         --    (3,105,888)       --           --            --

Foreign currency translation adjustment...........          --         --            --        --           --            --

                                                    ----------   --------   -----------   -------    ---------   -----------

Balance, September 30, 2000.......................  13,841,185   $138,412   $72,498,540        --    $      --   $        --

                                                    ==========   ========   ===========   =======    =========   ===========

                                                                    ACCUMULATED

                                                                       OTHER

                                                    ACCUMULATED    COMPREHENSIVE   TREASURY   TREASURY

                                                      DEFICIT          LOSS         SHARES      STOCK

                                                    ------------   -------------   --------   ---------

Balance, September 30, 1997.......................  $(11,054,628)   $   (20,215)        --           --

Net loss..........................................    (4,857,814)            --         --           --

Exercise of stock options.........................            --             --         --           --

Exercise of warrants..............................            --             --         --           --

Treasury stock purchased..........................            --             --     28,300    $(173,076)

Change in net unrealized losses on marketable

  securities......................................            --          9,835         --           --

                                                    ------------    -----------     ------    ---------

Balance, September 30, 1998.......................  $(15,912,442)   $   (10,380)    28,300    $(173,076)

Net loss..........................................   (14,341,753)            --         --           --

Exercise of stock options.........................            --             --         --           --

Treasury stock purchased..........................            --             --     16,200      (76,628)

Common stock issued in acquisitions...............            --             --         --           --

Common stock issued in connection with settlement

  agreement which is held in escrow...............            --             --         --           --

Compensation expense related to stock options and

  warrants issued to non-employees................            --             --         --           --

Valuation adjustment for common stock held in

  escrow..........................................            --             --         --           --

Warrants issued in connection with the sale of

  redeemable preferred stock......................            --             --         --           --

Change in net unrealized losses on marketable

  securities......................................            --         10,380         --           --

Accretion of redeemable convertible preferred

  stock discount..................................            --             --         --           --

                                                    ------------    -----------     ------    ---------

Balance, September 30, 1999.......................  $(30,254,195)            --     44,500     (249,704)

Net loss..........................................    (9,941,145)            --         --           --

Common stock issued in connection with Ling

  acquisition.....................................            --             --         --           --

Common stock issued in connection with MTI

  investment......................................            --             --         --           --

MTI warrants received in connection with MTI

  investment......................................            --             --         --           --

Valuation adjustment for MTI warrants.............            --     (1,021,725)        --           --

Common stock issued in connection with NGC asset

  acquisition.....................................            --             --         --           --

Conversion of redeemable convertible preferred

  stock into common stock.........................            --             --         --           --

Exercise of common stock options..................            --             --         --           --

Exercise of common stock warrants.................            --             --         --           --

Payments on amounts receivable from exercise of

  stock options...................................            --             --                      --

Valuation adjustment for common stock held in

  escrow..........................................            --             --         --           --

Common stock released from escrow.................            --             --         --           --

Accretion of redeemable convertible preferred

  stock discount..................................            --             --         --           --

Foreign currency translation adjustment...........            --        (51,778)        --           --

                                                    ------------    -----------     ------    ---------

Balance, September 30, 2000.......................  $(40,195,340)   $(1,073,503)    44,500    $(249,704)

                                                    ============    ===========     ======    =========

                                                               TOTAL

                                                           STOCKHOLDERS'

                                                              EQUITY

                                                    ---------------------------

Balance, September 30, 1997.......................  $                15,589,448

Net loss..........................................                   (4,857,814)

Exercise of stock options.........................                      581,739

Exercise of warrants..............................                    1,221,873

Treasury stock purchased..........................                     (173,076)

Change in net unrealized losses on marketable

  securities......................................                        9,835

                                                    ---------------------------

Balance, September 30, 1998.......................  $                12,372,005

Net loss..........................................                  (14,341,753)

Exercise of stock options.........................                    1,361,334

Treasury stock purchased..........................                      (76,628)

Common stock issued in acquisitions...............                      568,800

Common stock issued in connection with settlement

  agreement which is held in escrow...............                           --

Compensation expense related to stock options and

  warrants issued to non-employees................                    2,208,639

Valuation adjustment for common stock held in

  escrow..........................................                           --

Warrants issued in connection with the sale of

  redeemable preferred stock......................                    2,369,292

Change in net unrealized losses on marketable

  securities......................................                       10,380

Accretion of redeemable convertible preferred

  stock discount..................................                      (50,904)

                                                    ---------------------------

Balance, September 30, 1999.......................  $                 4,421,165

Net loss..........................................                   (9,941,145)

Common stock issued in connection with Ling

  acquisition.....................................                    7,756,356

Common stock issued in connection with MTI

  investment......................................                    6,975,226

MTI warrants received in connection with MTI

  investment......................................                    3,495,438

Valuation adjustment for MTI warrants.............                   (1,021,725)

Common stock issued in connection with NGC asset

  acquisition.....................................                    5,471,558

Conversion of redeemable convertible preferred

  stock into common stock.........................                    8,000,000

Exercise of common stock options..................                    5,503,871

Exercise of common stock warrants.................                    1,112,900

Payments on amounts receivable from exercise of

  stock options...................................                    1,816,667

Valuation adjustment for common stock held in

  escrow..........................................                           --

Common stock released from escrow.................                      685,760

Accretion of redeemable convertible preferred

  stock discount..................................                   (3,105,888)

Foreign currency translation adjustment...........                      (51,778)

                                                    ---------------------------

Balance, September 30, 2000.......................  $                31,118,405

                                                    ===========================

  The accompanying notes are an integral part of these consolidated financial statements.

                                       40

                         SATCON TECHNOLOGY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  FOR THE YEARS ENDED SEPTEMBER 30,

                                                              -----------------------------------------

                                                                  2000           1999          1998

                                                              ------------   ------------   -----------

Cash flows from operating activities:

  Net loss..................................................  $ (9,941,145)  $(14,341,753)  $(4,857,814)

    Adjustments to reconcile net loss to net cash used in

      operating activities:

        Depreciation and amortization.......................     2,038,391      1,013,037       625,976

        Allowance for unbilled contract costs and fees......            --        688,510       (19,065)

        Allowance for doubtful accounts.....................       265,744        334,850       (94,424)

        Allowance for inventory.............................       658,774        870,021      (549,765)

        Loss from Beacon Power Corporation..................       899,493      4,340,567     3,472,438

        Loss on sale of marketable securities...............            --         87,535            --

        Write-off impaired assets...........................            --        255,544        50,104

        Compensation expense related to release of stock

          from escrow, issuance of stock options and

          warrants to non-employees.........................       385,760      2,208,639            --

        Changes in operating assets and liabilities, net of

        effects of acquisitions:

          Accounts receivable...............................    (3,025,520)        89,858      (301,909)

          Unbilled contract costs and fees..................       637,372       (954,393)      532,573

          Prepaid expenses and other assets.................       144,687         31,455        (8,529)

          Inventory.........................................      (628,472)      (601,120)   (1,550,819)

          Other long-term assets............................         8,072        517,402      (607,245)

          Accounts payable..................................       869,225             72       647,689

          Accrued expenses and payroll......................       641,266        (98,163)     (291,061)

          Other liabilities.................................     1,566,051        (72,763)        6,802

                                                              ------------   ------------   -----------

    Total adjustments.......................................     4,460,843      8,711,051     1,912,765

                                                              ------------   ------------   -----------

Net cash used in operating activities.......................    (5,480,302)    (5,630,702)   (2,945,049)

                                                              ------------   ------------   -----------

Cash flows from investing activities:

  Sales and maturities of marketable securities.............            --        580,144     1,340,609

  Patent and intangible expenditures........................       (78,962)      (102,227)     (431,526)

  Purchases of property and equipment.......................    (2,463,777)      (220,416)     (601,331)

  Acquisitions, net of cash acquired........................       (24,054)      (995,876)           --

  Investment in Beacon Power Corporation....................      (333,333)      (696,667)   (2,007,508)

                                                              ------------   ------------   -----------

Net cash used in by investing activities....................    (2,900,126)    (1,435,042)   (1,699,756)

                                                              ------------   ------------   -----------

Cash flows from financing activities:

  Repayment of capital lease obligations....................       (16,226)      (100,000)      (40,625)

  Borrowings under line of credit...........................            --      2,657,234            --

  Repayment of borrowings under line of credit..............            --     (2,657,234)           --

  Net proceeds from issuance of redeemable convertible

    preferred stock.........................................            --      7,212,500            --

  Net proceeds from issuance of common stock................     6,975,226             --            --

  Proceeds from exercise of stock options and payment of

    amounts receivable from exercise of stock options.......     7,320,538      1,361,334       581,739

  Proceeds from exercise of warrants........................     1,112,900             --     1,221,873

  Purchase of treasury stock................................            --        (76,628)     (173,076)

  Deferred equity financing costs...........................      (678,980)            --            --

                                                              ------------   ------------   -----------

                                                                        --

Net cash provided by financing activities...................    14,713,458      8,397,206     1,589,911

                                                              ------------   ------------   -----------

Effect of foreign currency exchange rates on cash and cash

  equivalents...............................................       (51,778)            --            --

                                                              ------------   ------------   -----------

Net increase (decrease) in cash and cash equivalents........     6,281,252      1,331,462    (3,054,894)

Cash and cash equivalents at beginning of year..............     2,533,072      1,201,610     4,256,504

                                                              ------------   ------------   -----------

Cash and cash equivalents at end of year....................  $  8,814,324   $  2,533,072   $ 1,201,610

                                                              ============   ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                       41

                         SATCON TECHNOLOGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES

    ORGANIZATION

    SatCon Technology Corporation (the "Company" or "SatCon") was organized as a

Massachusetts corporation in February 1985 and reincorporated in Delaware in

1992. SatCon develops enabling technologies for the emerging distributed power generation and power quality markets. SatCon also manufactures power and energy management products that convert, condition, store and manage electricity for businesses and consumers that require high-quality, uninterruptible power.

SatCon is utilizing its engineering and manufacturing expertise to develop products to serve the distributed power generation and power quality markets,

including products for fuel cell and microturbine power generation systems,

hybrid-electric vehicles and flywheel energy storage systems. SatCon believes the family of products it is developing will be integral components of distributed power generation and power quality systems.

    In the past three years, SatCon has expanded its business and capabilities through the following acquisitions:

    - K&D Magmotor Corp.--a manufacturer of custom electric motors, acquired in

      January 1997.

    - Film Microelectronics, Inc. ("FMI")--a manufacturer of hybrid microelectronics, acquired in April 1997.

    - Inductive Components, Inc.--a value-added supplier of customized electric motors, acquired in January 1999.

    - Lighthouse Software, Inc.--a supplier of control software for machine tools, acquired in January 1999.

    - HyComp, Inc.--a manufacturer of electronic multi-chip modules, acquired in

      April 1999.

    - Ling Electronics, Inc.--a manufacturer of test equipment, power converters, amplifiers and converters, acquired in October 1999.

    All of these acquisitions were accounted for using the purchase method of accounting. In addition, in November 1999, the Company acquired intellectual property, tooling and other assets from Northrop Grumman Corporation enabling the Company to manufacture and sell electric drivetrains. See Note O.

RESTATEMENTS

    During fiscal 2000, the Company has restated its financial statements on two separate occasions. A description of each restatement is as follows:

AUGUST 2000 RESTATEMENT

    In August 2000, the Company restated its financial statements for fiscal

1997, 1998 and 1999. The restatement was prompted by the initial audit of the financial statements of its affiliate, Beacon Power Corporation ("Beacon Power")

and reflects treating certain costs as expenses rather than being included in the value of the net assets of Beacon Power at December 24, 1997 (see Note E).

The Company previously had accounted for these costs either as fixed assets or as part of the net assets of Beacon Power. The Company had capitalized

$2.9 million of costs incurred during 1996, 1997 and 1998 in developing design documentation, tooling and test fixtures for Beacon Power's flywheel energy storage system. At the time

                                       42

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

these costs were capitalized, the Company believed that it had a fully functional design that could meet customer performance requirements and that the product could be manufactured and sold at a profit so that the capitalized costs would be recovered. The Company believed that its flywheel energy storage product was beyond the research and development stage. As part of the initial audit of Beacon Power during 2000 for the period from inception (May 1997)

through December 31, 1999, the Company reviewed the audit evidence supporting the capitalized costs and determined that these costs had not been properly capitalized. Accordingly, the Company has expensed these costs as incurred. In addition, as a result of the initial audit of the financial statements of Beacon

Power, additional immaterial adjustments were made to the historical financial statements of Beacon Power. A summary of the additional adjustments is as follows:

Record additional revenue during 1997.......................  $ 45,000

Reclassification of certain SG&A expenses to R&D during

  1997......................................................  $264,000

Write-off certain current assets including inventory and

  accounts receivable.......................................  $ 37,000

Write-off certain intangibles...............................  $ 91,000

Record additional accrued expenses..........................  $ 73,000

As a result, the Company's investment in Beacon Power was reduced by

$3.1 million as of December 24, 1997. The adjustments to the financial statements at December 24, 1997, the date on which the Company initially began accounting for its investment in Beacon Power under the equity method of accounting, consisted of a reduction of $37,000 from current assets, a reduction of $3.0 million from property and equipment and intangible assets and an increase of $73,000 of accrued expenses. The Company has adjusted its accumulated deficit as of September 30, 1996 for the effect of the 1996 restatement. The cumulative effect of this change on the Company's stockholders'

equity as of September 30, 1996 was a reduction of $924,192. The cumulative effect of this change on the Company's stockholders' equity as of September 30,

1999 was a reduction of $130,504. The effect of this change on the reported results for each period is as follows:

                                       43

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

CONSOLIDATED STATEMENTS OF OPERATIONS:

                                                                  FOR THE YEAR ENDED

                                                                  SEPTEMBER 30, 1999

                                                              ---------------------------

                                                              AS RESTATED    AS REPORTED

                                                              ------------   ------------

Product revenue.............................................  $  9,122,498   $  9,122,498

Funded research and development revenue.....................     6,355,383      6,355,383

                                                              ------------   ------------

Total revenue...............................................    15,477,881     15,477,881

Cost of product revenue.....................................     9,510,941      9,510,941

                                                              ------------   ------------

Gross margin................................................     5,966,940      5,966,940

                                                              ------------   ------------

Research and development expenses...........................     6,554,464      6,554,464

Selling, general and administrative expenses................     8,818,706      8,818,706

Amortization of intangibles.................................       371,087        371,087

                                                              ------------   ------------

Total operating expenses....................................    15,744,257     15,744,257

                                                              ------------   ------------

Operating loss..............................................    (9,777,317)    (9,777,317)

Other losses................................................      (150,464)      (150,464)

Interest income.............................................        42,287         42,287

Interest expense............................................      (115,692)      (115,692)

                                                              ------------   ------------

Net loss before loss from Beacon Power Corporation..........   (10,001,186)   (10,001,186)

Loss from Beacon Power Corporation..........................    (1,030,000)    (2,357,679)

                                                              ------------   ------------

Net loss....................................................   (11,031,186)   (12,358,865)

Accretion of redeemable convertible preferred stock

  discount..................................................       (50,904)       (50,904)

                                                              ------------   ------------

Net loss attributable to common stockholders................  $(11,082,090)  $(12,409,769)

                                                              ============   ============

Net loss per share, basic and diluted.......................  $      (1.21)  $      (1.35)

                                                              ============   ============

Weighted average number of common shares, basic and

  diluted...................................................     9,176,041      9,176,041

                                                              ============   ============

                                       44

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

                                                                 FOR THE YEAR ENDED

                                                                 SEPTEMBER 30, 1998

                                                              -------------------------

                                                              AS RESTATED   AS REPORTED

                                                              -----------   -----------

Product revenue.............................................  $ 7,520,188   $ 7,520,188

Funded research and development revenue.....................    8,010,735     7,965,735

                                                              -----------   -----------

Total revenue...............................................   15,530,923    15,485,923

Cost of product revenue.....................................    5,474,067     5,474,067

                                                              -----------   -----------

Gross margin................................................   10,056,856    10,011,856

                                                              -----------   -----------

Research and development expenses...........................    6,793,634     5,863,296

Selling, general and administrative expenses................    4,523,424     4,787,070

Amortization of intangibles.................................      290,957       290,957

                                                              -----------   -----------

Total operating expenses....................................   11,608,015    10,941,323

                                                              -----------   -----------

Operating loss..............................................   (1,551,159)     (929,467)

Interest income.............................................      179,861       179,861

Interest expense............................................      (10,206)      (10,206)

                                                              -----------   -----------

Net loss before income taxes and loss from Beacon Power

  Corporation...............................................   (1,381,504)     (759,812)

Loss from Beacon Power Corporation..........................   (1,888,619)   (3,541,817)

Provision for income taxes..................................       (3,872)       (3,872)

                                                              -----------   -----------

Net loss attributable to common stockholders................  $(3,273,995)  $(4,305,501)

                                                              ===========   ===========

Net loss per share, basic and diluted.......................  $      (.37)  $      (.48)

                                                              ===========   ===========

Weighted average number of common shares, basic and

  diluted...................................................    8,956,671     8,956,671

                                                              ===========   ===========

                                                                  FOR THE YEAR ENDED

                                                                  SEPTEMBER 30, 1997

                                                              ---------------------------

                                                              AS RESTATED    AS REPORTED

                                                              ------------   ------------

Product revenue.............................................  $  3,728,042   $  3,728,042

Funded research and development revenue.....................     8,738,293      8,738,293

                                                              ------------   ------------

Total revenue...............................................    12,466,335     12,466,335

Cost of product revenue.....................................     2,683,389      2,683,389

                                                              ------------   ------------

Gross margin................................................     9,782,946      9,782,946

                                                              ------------   ------------

Research and development expenses...........................    11,442,465      9,876,968

Selling, general and administrative expenses................     6,197,951      6,197,951

Amortization of intangibles.................................       120,467        120,467

                                                              ------------   ------------

Total operating expenses....................................    17,760,883     16,195,386

                                                              ------------   ------------

Operating loss..............................................    (7,977,937)    (6,412,440)

Interest income.............................................       283,131        283,131

Interest expense............................................       (13,933)       (13,933)

                                                              ------------   ------------

Net loss attributable to common stockholders................  $ (7,708,739)  $ (6,143,242)

                                                              ============   ============

Net loss per share, basic and diluted.......................  $       (.97)  $       (.77)

                                                              ============   ============

Weighted average number of common shares, basic and

  diluted...................................................     7,959,309      7,959,309

                                                              ============   ============

                                       45

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

CONSOLIDATED BALANCE SHEET DATA:

                                             SEPTEMBER 30, 1999            SEPTEMBER 30, 1998

                                         ---------------------------   ---------------------------

                                         AS RESTATED    AS REPORTED    AS RESTATED    AS REPORTED

                                         ------------   ------------   ------------   ------------

Investment in Beacon Power

  Corporation..........................            --             --             --   $  1,458,183

Total assets...........................  $ 17,400,374   $ 17,400,374   $ 16,708,407   $ 18,166,590

Accrued losses from investment in

  Beacon Power Corporation.............  $    333,333   $    202,829             --             --

Accumulated deficit....................  $(25,359,809)  $(25,229,305)  $(14,328,623)  $(12,870,440)

Total liabilities, redeemable

  convertible

  preferred stock and stockholders'

  equity...............................  $ 17,400,374   $ 17,400,374   $ 16,708,407   $ 18,166,590

SEPTEMBER 2000 RESTATEMENT

    In September 2000, the Company restated the financial statements for fiscal years 1998 and 1999. The Company determined that the recapitalization of Beacon

Power Corporation on December 24, 1997 did not qualify as a divestiture of a subsidiary for accounting purposes in accordance with Securities and Exchange

Commission Staff Accounting Bulletin No. 30/Topic 5E (SAB Topic 5.E.)

"Accounting for Divestiture of a Subsidiary or Other Business Operation," as the

Company had not transferred the risk and other incidents of ownership of Beacon

Power with sufficient certainty. In accordance with SAB Topic 5.E., the Company has included 100% of Beacon Power's net loss in its statements of operations from December 24, 1997 to May 1999 in a manner similar to the equity method of accounting and has included the assets and liabilities transferred to Beacon

Power as separate components in its September 30, 1998 balance sheet. In June

1999, in connection with a bridge note financing at Beacon Power, the Company determined that the risks and other incidents of ownership of Beacon Power had passed with sufficient certainty to other investors and the Company began accounting for its investment in Beacon Power under the equity method of accounting. The Company has recorded the face value of and cumulative dividends on Beacon Power's Class D preferred stock issued on October 23, 1998 as an additional investment in Beacon Power. As more fully discussed in Note E, the

Class D preferred stockholders have the right to require the Company to purchase their shares of Class D preferred stock in certain events. The Company has recorded the face value and the cumulative dividends as a liability.

    The accompanying financial data reflect the following changes:

    - The Company's share of Beacon Power's net loss for fiscal 1998 and 1999 increased by $1,583,819 and $3,310,567, respectively.

    - As of September 30, 1998, the Company wrote off all of its advances to

      Beacon Power of $596,453 and recorded the assets and liabilities transferred to Beacon Power of $576,786 and $1,564,152, respectively.

    - As of September 30, 1999, the Company recorded its net investment balance in Beacon Power of $414,729 and its contingent obligation to the Class D preferred stockholders of Beacon Power of $5,309,115.

    - The as restated and as reported consolidated statements of operations data and consolidated balance sheet data follows (the as reported financial information presented here includes the effects of the August 2000 restatement discussed above):

                                       46

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                                       FOR THE YEAR ENDED

                                                       SEPTEMBER 30, 1999

                                                   ---------------------------

                                                   AS RESTATED    AS REPORTED

                                                   ------------   ------------

Loss from Beacon Power Corporation...............  $ (4,340,567)  $ (1,030,000)

Net loss.........................................   (14,341,753)   (11,031,186)

Net loss attributable to common stockholders.....   (14,392,657)   (11,082,090)

Net loss per share, basic and diluted............         (1.57)         (1.21)

                                                       FOR THE YEAR ENDED

                                                       SEPTEMBER 30, 1998

                                                   ---------------------------

                                                   AS RESTATED    AS REPORTED

                                                   ------------   ------------

Loss from Beacon Power Corporation...............  $ (3,472,438)  $ (1,888,619)

Net loss attributable to common stockholders.....    (4,857,814)    (3,273,995)

Net loss per share, basic and diluted............          (.54)          (.37)

CONSOLIDATED BALANCE SHEET DATA:

                                             SEPTEMBER 30, 1999            SEPTEMBER 30, 1998

                                         ---------------------------   ---------------------------

                                         AS RESTATED    AS REPORTED    AS RESTATED    AS REPORTED

                                         ------------   ------------   ------------   ------------

Amount due from Beacon Power

  Corporation..........................  $         --   $         --   $         --   $    596,453

Investment in Beacon Power

  Corporation..........................       414,729             --             --             --

Assets transferred to Beacon Power

  Corporation..........................            --             --        576,786             --

Total assets...........................    17,815,103     17,400,374     16,688,740     16,708,407

Funding commitment to Beacon Power

  Corporation..........................       333,333        333,333             --             --

Liabilities transferred to Beacon Power

  Corporation..........................            --             --      1,564,152             --

Contingent obligation to Class D

  preferred stockholders of Beacon

  Power Corporation....................     5,309,115             --             --             --

Accumulated deficit....................   (30,254,195)   (25,359,809)   (15,912,442)   (14,328,623)

Total liabilities, redeemable

  convertible preferred stock and

  stockholders' equity.................    17,815,103     17,400,374     16,688,740     16,708,407

    The Company's financial statements as of September 30, 1999 and 2000 and for the years ended September 30, 1998, 1999 and 2000 include the effects of the

August 2000 and September 2000 restatements.

    BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of SatCon and its majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

                                       47

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

    FOREIGN CURRENCY TRANSLATION

    The functional currency of the Company's foreign subsidiary is the local currency. Assets and liabilities of foreign subsidiaries are translated at the rates in effect at the balance sheet date, while stockholders' equity (deficit)

is translated at historical rates. Statements of operations and cash flow amounts are translated at the average rate for the period. Translation adjustments are included as a component of accumulated other comprehensive loss.

Foreign currency gains and losses arising from transactions are reflected in the loss from operations and were not significant during the year ended

September 30, 2000.

    REVENUE RECOGNITION

    The Company recognizes revenue from product sales in accordance with Staff

Accounting Bulletin (SAB) No. 101, "Revenue Recognition." Product revenue is recognized when there is persuasive evidence of an arrangement, delivery of the product to the customer has occurred, at which time title generally is passed to the customer, and the Company has determined that collection of a fixed fee is probable, all of which occur upon shipment of the product. If the product requires installation to be performed by the Company, all revenue related to the product is deferred and recognized upon the completion of the installation. The

Company provides for a warranty reserve at the time the product revenue is recognized.

    The Company performs funded research and development and product development for commercial companies and government agencies under both cost reimbursement and fixed-price contracts. Product development revenue is included in product revenue. Cost reimbursement contracts provide for the reimbursement of allowable costs and, in some situations, the payment of a fee. These contracts may contain incentive clauses providing for increases or decreases in the fees depending on how costs compare with a budget. On fixed-price contracts, revenue is generally recognized on the percentage of completion method based upon the proportion of costs incurred to the total estimated costs for the contract. Revenue from reimbursement contracts is recognized as the services are performed. In each type of contract, the Company receives periodic progress payments or payments upon reaching interim milestones. All payments to the Company for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment by the Defense Contract Audit Agency. Adjustments are recognized in the period made. When the current estimates of total contract revenue for commercial product development contracts indicate a loss, a provision for the entire loss on the contract is recorded. Any losses incurred in performing funded research and development projects are recognized as research and development expense as incurred. As of September 30, 2000, the Company has accrued $150,000 for anticipated contract losses on commercial contracts. There were no anticipated contract losses at September 30, 1999.

    Cost of revenue includes cost of product revenue including material, labor and overhead and costs associated with product development contracts. Costs incurred in connection with funded research and development arrangements are included in research and development expenses.

    Deferred revenue consists of payments received from customers in advance of services performed, product shipped or installation completed.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include demand deposits and highly liquid investments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates market value.

                                       48

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

    INVENTORY

    Inventories are stated at the lower of cost or market and costs are determined based on the first-in, first-out method of accounting and include material, labor and manufacturing overhead costs.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the asset's estimated useful life.

The estimated useful lives of property and equipment are as follows:

                                                       ESTIMATED LIVES

                                                       ---------------

Computer equipment and software...........  3-5 years

Electronic laboratory and shop              5 years

  equipment...............................

Mechanical laboratory and shop              10 years

  equipment...............................

Sales and demonstration equipment.........  3-10 years

Furniture and fixtures....................  7-10 years

Leasehold improvements....................  Lesser of the life of the lease or the useful life of the improvement

    When assets are retired or otherwise disposed of, the cost and related depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in other income.

    LONG-LIVED ASSETS

    The Company periodically evaluates the potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At the occurrence of a certain event or change in circumstances or at each balance sheet date, the

Company evaluates the potential impairment of an asset based on future undiscounted cash flows. In the event that impairment exists, the Company will measure the amount of such impairment based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

Factors that management considers in performing this assessment include current operating results, trends and prospects and, in addition, demand, competition and other economic factors. At September 30, 2000 and 1999, the Company determined that there had been no impairment of its long-lived assets, except as in Notes D and G.

                                       49

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

    Intangibles consisted of the following:

                                                             SEPTEMBER 30,

                                           ESTIMATED    ------------------------

                                             LIVES         2000          1999

                                          -----------   -----------   ----------

Patents.................................  15-20 years   $   755,748   $  676,786

Identifiable intangible assets from

  MagMotor acquisition..................  5 years            44,250       44,250

Goodwill from MagMotor acquisition......  7 years            65,198       65,198

Identifiable intangible assets from FMI

  acquisition...........................  5-10 years      1,750,000    1,750,000

Goodwill from FMI acquisition...........  15 years          826,218      826,218

Identifiable intangible assets from

  Inductive/ Lighthouse acquisition.....  5 years           275,000      275,000

Goodwill from Inductive/Lighthouse

  acquisition...........................  10 years          389,079      389,079

Goodwill from Ling acquisition..........  7 years         3,754,910           --

Identifiable intangible assets from NGC

  acquisition...........................  3-10 years      3,281,423           --

                                                        -----------   ----------

                                                         11,141,826    4,026,531

Less: accumulated amortization..........                  2,061,737      831,922

                                                        -----------   ----------

                                                        $ 9,080,089   $3,194,609

                                                        ===========   ==========

    Amortization expense related to intangibles for the years ended

September 30, 2000, 1999 and 1998 was $1,229,815, $389,685 and $303,674,

respectively.

    TREASURY STOCK

    The Company was authorized to repurchase up to 5% of the Company's outstanding shares of common stock through July 2000. Under the repurchase program, the Company purchased 44,500 shares of the Company's outstanding common stock at a cost of $249,704.

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period reported. Actual results could differ from these estimates.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statements of

Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes,"

which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the financial reporting and income tax basis of assets and liabilities using statutory rates. In addition,

SFAS No. 109 requires a valuation allowance

                                       50

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

    STOCK-BASED COMPENSATION

    SFAS No. 123, "Accounting for stock-based Compensation," requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or, alternatively, disclosed in the notes to consolidated financial statements. The Company has determined that it will account for stock-based compensation of employees under the intrinsic value method of Accounting Principles Board (APB) Opinion No. 25, "Accounting

for Stock Issued to Employees" and elect the disclosure-only alternative under

SFAS No. 123. The Company records the fair market value of stock options and warrants granted to non-employees in exchange for services in accordance with

Emerging Issues Task Force (EITF) No. 96-18, "Accounting for Equity Instruments

That Are Issued to Other Than Employees for Acquiring, or in Conjunction with

Selling, Goods or Services," in the consolidated statement of operations.

    NET LOSS PER BASIC AND DILUTED COMMON SHARE

    The Company reports net loss per basic and diluted common share in accordance with SFAS No. 128, "Earnings Per Share," which establishes standards for computing and presenting earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

    CONCENTRATION OF CREDIT RISK

    Financial instruments that subject the Company to concentrations of credit risk principally consist of cash equivalents, trade accounts receivable,

unbilled contract costs and amounts receivable from exercise of stock options.

    The Company's trade accounts receivable and unbilled contract costs and fees are primarily from sales to U.S. government agencies and commercial customers.

The Company does not require collateral and has not historically experienced significant credit losses related to receivables or unbilled contract costs and fees from individual customers or groups of customers in any particular industry or geographic area.

    The Company deposits its cash and invests in short-term investments primarily through a regional commercial bank and an investment company. Credit exposure to any one entity is limited by Company policy.

    RESEARCH AND DEVELOPMENT COSTS

    The Company expenses research and development costs as incurred. Research and development expense includes costs incurred in connection with funded research and development arrangements.

    COMPREHENSIVE LOSS

    Comprehensive loss includes net loss, unrealized gains and losses on marketable securities, valuation adjustment for warrants to purchase shares of

Mechanical Technology Incorporated's common stock and foreign currency translation adjustments.

                                       51

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING

    POLICIES (CONTINUED)

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents,

accounts receivable, unbilled contract costs and fees, warrants to purchase shares of Mechanical Technology Incorporated's common stock, accounts payable,

debt instruments, contigent obligation to Class D preferred stockholders of

Beacon Power Corporation and amounts receivable from exercise of stock options.

The estimated fair values of these financial instruments approximate their carrying values at September 30, 2000 and 1999. The estimated fair values have been determined through information obtained from market sources and management estimates.

    RECLASSIFICATIONS

    Certain prior-year balances have been reclassified to conform to current-year presentations. For all periods presented, expenses associated with funded research and development activities have been reclassified as research and development expenses from cost of revenue.

    EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS

No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral

of the Effective Date of FASB Statement No. 133," which defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging

Activities," to all fiscal quarters of all fiscal years beginning after

June 15, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. The Company will adopt

SFAS No. 133 beginning in the first quarter of the fiscal year ending

September 30, 2001. Upon adoption of SFAS No. 133, the Company will be required to record an unrealized loss on the fair value of the warrants to purchase shares of Mechanical Technology Incorporated's common stock in its results of operations as a cumulative effect of a change in accounting principle of

$1.0 million reflecting the impact of adopting this accounting standard. The

Company will be required to record future unrealized gains and losses on the fair value of the warrants in its results of operations.

    In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS

No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Under SFAS No. 140,

after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 also provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for certain transactions occurring after

March 31, 2001 and certain disclosures for the fiscal year ending September 30,

2001. The Company is currently evaluating the impact of SFAS No. 140 on its financial statements and related disclosures, but does not expect that adoption of SFAS No. 140 will have a material impact on its financial statements.

B.  UNBILLED CONTRACT COSTS AND FEES

    Unbilled contract costs and fees represent revenue recognized in excess of amounts billed due to contractual provisions or deferred costs that have not yet been recognized as revenue or billed to the

                                       52

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  UNBILLED CONTRACT COSTS AND FEES (CONTINUED)

customer. These amounts included retained fee and unliquidated costs totaling

$209,832 and $282,746 at September 30, 2000 and 1999, respectively.

C.  INVENTORY

    Inventory includes material, labor and overhead and consisted of the following:

                                                            SEPTEMBER 30,

                                                       -----------------------

                                                          2000         1999

                                                       ----------   ----------

Raw material.........................................  $3,081,265   $1,139,064

Work-in-process......................................   2,932,965    2,199,199

Finished goods.......................................   1,987,431      359,709

                                                       ----------   ----------

                                                       $8,001,661   $3,697,972

                                                       ==========   ==========

D.  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                           SEPTEMBER 30,

                                                      ------------------------

                                                         2000          1999

                                                      -----------   ----------

Machinery and equipment.............................  $ 8,059,916   $4,505,287

Furniture and fixtures..............................      305,777      280,769

Computer software...................................      744,308      621,583

Leasehold improvements..............................      751,793      648,734

                                                      -----------   ----------

                                                        9,861,794    6,056,373

Less: accumulated depreciation and amortization.....    3,604,318    2,795,741

                                                      -----------   ----------

                                                      $ 6,257,476   $3,260,632

                                                      ===========   ==========

    Depreciation and amortization expense relating to property and equipment for the years ended September 30, 2000, 1999 and 1998 was $808,577, $633,964 and

$540,213, respectively.

    As of September 30, 2000 and 1999, there was $19,903 and $29,910 of capital leases that were included in machinery and equipment and computer software,

respectively.

    During 1999, the Company determined that certain of its machinery and equipment with a net book value totaling $105,544 was impaired based on a significant change in the manner in which the asset was used, and such assets were written-off during 1999. These assets included $86,492 of tooling costs associated with the introduction of brushless motor products at the Company's

MagMotor Division that were impaired based on design changes in the product and

$19,052 of optics equipment at the Company's Technology Center that were abandoned. These impairment losses have been included in cost of product revenue and research and development expenses, respectively.

                                       53

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  INVESTMENT IN BEACON POWER CORPORATION

    On May 28, 1997, SatCon Technology Corporation entered into a Securities

Purchase Agreement, dated as of May 28, 1997, by and among the Company, Beacon

Power, ("Beacon Power"), a new wholly-owned subsidiary of the Company and

Duquesne Enterprises ("Duquesne"). Pursuant to the terms of the Agreement,

Duquesne purchased from the Company and the Company issued, sold and delivered to Duquesne 798,138 shares of the Company's Common Stock. The aggregate consideration received by the Company was $5,000,000. In exchange for a capital contribution, the Company received all of the capital stock of Beacon Power,

consisting of 3,375,000 shares of Beacon Power's Common Stock and 1,125,000 shares of Beacon Power's preferred stock, par value $0.01 per share, as adjusted to reflect a 1:1.125 stock split. Duquesne also entered into agreements pursuant to which it will act as exclusive distributor of Beacon Power's products,

subject to certain exceptions, in seven Mid-Atlantic States and the District of

Columbia.

    During a recapitalization of Beacon Power on December 24, 1997, Beacon Power

obtained equity financing of $30,000 from private investors and the Company converted approximately 80% of its ownership of Beacon Power to nonvoting

Class A convertible preferred stock ("Class A Stock") and transferred certain assets and liabilities to Beacon Power. Upon completion of this recapitalization, the Company owned 20% of the voting stock of Beacon Power and

99.9% of the capital stock of Beacon Power. Each share of Class A Stock that the

Company held was convertible into two shares of common stock at the option of the Company. The Class A Stock was nonvoting and upon liquidation, the Company was entitled to receive, out of funds then generally available prior to any payment with respect to the holders of common stock, $4.45 per share, plus any declared and unpaid dividends thereon. The Company had the right to receive the same dividends as declared by the Board of Directors of Beacon Power on common shares on an "as-if-converted" basis. The Class A Stock would automatically be converted into shares of common stock upon the closing of a public offering of common stock of Beacon Power, upon a vote of the Board of Directors of Beacon

Power or upon the automatic conversion of the Class D preferred stock of Beacon

Power. Class A Stock was subordinate to Class D, E and F preferred stock of

Beacon Power and had parity with Class B and C preferred stock. The Class A

Stock did not have redemption features.

    The Company has determined that the recapitalization of Beacon Power on

December 24, 1997 did not qualify as a divestiture of a subsidiary for accounting purposes as described in SAB Topic 5.E. "Accounting for Divestiture of a Subsidiary or Other Business Operation," as the Company had not transferred risks and other incidents of ownership of Beacon Power with sufficient certainty as the Company was the only stockholder of Beacon Power at risk of loss of its investment. In accordance with SAB Topic 5.E., the Company has included 100% of

Beacon Power's net loss in its statements of operations as of December 24, 1997,

in a manner similar to the equity method of accounting and has included the assets and liabilities transferred to Beacon Power as separate components in its

September 30,

                                       54

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

1998 balance sheet. The book value of assets and liabilities transferred to

Beacon Power on December 24, 1997 was as follows:

Accounts receivable.........................................  $    14,487

Prepaid expenses and other assets...........................       67,147

Subscriptions receivable....................................    2,007,508

Accounts payable............................................      (50,000)

Accrued payroll and payroll related expenses................      (32,298)

Accrued expenses............................................     (118,225)

                                                              -----------

Investment in Beacon Power Corporation......................  $ 1,888,619

                                                              ===========

    At September 30, 1998, prior to the 1:1.25 stock split, the Company owned

19.9% of the voting stock of Beacon Power, 99.9% of the outstanding capital stock of Beacon Power and had amounts of $596,453 due from Beacon Power. These amounts arose from transactions after December 24, 1997, whereby the Company advanced money and made payments for certain expenses incurred by Beacon Power.

These advances have been written off as of September 30, 1998. These advances were subsequently repaid in connection with the October 23, 1998 financing.

    On October 23, 1998, the Company entered into a Securities Purchase

Agreement, by and among Beacon Power, Perseus Capital, L.L.C. ("Perseus"), DQE

Enterprises, Inc., Micro Generation Technology Fund, L.L.C ("Micro", and

together with Perseus and DQE Enterprises, the "Purchasers") and the Company.

Pursuant to the terms of the Agreement: (i) the Purchasers purchased from Beacon

Power and Beacon Power issued, sold and delivered to the Purchasers 1,900,000 shares (the "Shares") of Beacon Power's Class D Redeemable Preferred Stock,

$0.01 par value per share; (ii) the Class D Redeemable Preferred Stock earns cumulative dividends at an annual rate of 12.5% through May 23, 2000 and 6% on and after this date; (iii) the Purchasers have the right to receive certain warrants to purchase shares of Beacon Power's common stock, $0.01 par value per share ("Beacon Power's Common Stock"); (iv) the Company granted the Purchasers the right (the "Put Right") to cause the Company, in circumstances described below, to purchase all of the Shares and all of Beacon Power's Common Stock

issuable upon conversion of the Shares; and (v) upon exercise of the Put Right pursuant to the terms of the Agreement, the Company must pay the consideration contemplated by the Agreement in shares of the Company's common stock, $0.01 par value per share. The aggregate consideration received by Beacon Power was

$4,750,000. The Put Right is exercisable within 60 days of the second, third,

fourth and fifth anniversary of the closing date of the transaction, upon certain events of bankruptcy of Beacon Power and upon the occurrence of certain going private transactions involving the Company. The Put Right will terminate,

if not previously exercised, on the earlier of (i) October 23, 2003, (ii) upon the listing of Beacon Power's Common Stock on the New York Stock Exchange or the

Nasdaq National Market, or (iii) with respect to put rights resulting from an event described above, 100 days after the Purchasers receive written notice from the Company requesting that the Purchasers either exercise or waive their put rights resulting from that event. The Company has recorded the face value of and cumulative dividends on Beacon Power's Class D Preferred Stock as a liability.

As of September 30, 1999, the contingent obligation to the Class D preferred stockholders is $5,309,115, consisting of $4,750,000 face value and $559,115 of cumulative dividends.

                                       55

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

    Upon completion of the issuance of the Class D preferred stock of Beacon

Power and at September 30, 1999, the Company owned .1% of Beacon Power's voting stock and 67% of Beacon Power's outstanding capital stock.

    In June 1999, the Company committed to provide up to $1,000,000 of additional financing to Beacon Power representing a minority share, 33%, of a funding commitment received by Beacon Power and, therefore, increased its investment in Beacon Power and accrued the funding commitment of $1,000,000. As a result of this financing, the Company determined that risks and other incidents of ownership of Beacon Power had passed with sufficient certainty to other investors and, therefore, began accounting for its investment in Beacon

Power under the equity method.

    On June 22, 1999, the Company entered into a note with Beacon Power (the

"June 22, 1999 Note") with a principal amount of $125,000 due and payable on the earlier of (i) September 22, 1999 ("Maturity Date") or (ii) upon the occurrence of an event of default, as defined therein. The note bore interest at 12% per annum. The June 22, 1999 Note was issued pursuant to the terms of a Note

Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power, the

Purchasers named therein, and the Company (the "Note Purchase Agreement").

Interest on the June 22, 1999 Note was payable on the Maturity Date.

    On July 6, 1999, the Company entered into an additional note with Beacon

Power (the "July 6, 1999 Note") with a principal amount of $125,000 due and payable on the earlier of (i) Maturity Date or (ii) upon the occurrence of an event of default. The note bore interest at 12% per annum (the "July 6, 1999

Note" and, together with the June 22, 1999 Note, the "Notes"). The July 6, 1999

Note was also issued pursuant to the terms of the Note Purchase Agreement.

Interest on the July 6, 1999 Note was payable on the Maturity Date.

    In August 1999, the Company exchanged in full the Notes and $83,333.33 for a note with a principal amount of $333,333.33 ("Bridge Note") plus accrued interest due and payable on the earlier of (i) the date of conversion of the note as described below or (ii) upon the occurrence of an event of default. The

Bridge Note bore interest at 12% per annum. The Bridge Note was issued pursuant to the terms of a Note and Warrant Purchase Agreement, dated as of August 2,

1999, by and among Beacon Power, the Purchasers named therein, and the Company

(the "Note and Warrant Purchase Agreement"). Interest on the Bridge Note was

payable on the Maturity Date.

    Pursuant to the terms of the Note and Warrant Purchase, the Company entered into two additional notes, each with a principal amount of $333,333.33 on

September 16, 1999 and October 19, 1999. The Bridge Note and the additional notes each with a principal amount of $333,333.33 are collectively referred to as the "Bridge Securities." At September 30, 1999, the Company has $333,333

payable under this $1,000,000 commitment to Beacon Power.

    On January 7, 2000, the Company entered into a $200,000 convertible promissory note with Beacon Power. This convertible promissory note is due and payable on the earlier of (i) the maturity date, as defined, or (ii) upon the occurrence of an event of default by Beacon Power. The note bears interest at

12 1/2% per annum. Interest on the January 7, 2000 Note is due and payable on the maturity date. The Company did not accrue losses of $200,000 relating to its share of Beacon Power's losses incurred through December 31, 1999, as those amounts, including interest, were repaid on February 14, 2000.

    On February 25, 2000, the Company entered into a $300,000 convertible promissory note with Beacon Power. This convertible promissory note is due and payable on the earlier of (i) the maturity date, as defined, or (ii) upon the occurrence of an event of default by Beacon Power. The note bears interest at

                                       56

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

12 1/2% per annum. Interest on the February 25, 2000 Note is due and payable on the maturity date. The Company did not accrue losses up to $300,000 relating to its share of Beacon Power's losses incurred through March 31, 2000, as those amounts, including interest, were repaid on April 27, 2000.

    On April 7, 2000, Beacon Power issued 1,226,141 shares of its class E redeemable preferred stock and warrants to purchase 306,535 shares of its class E preferred stock in exchange for the conversion of all of its outstanding bridge notes of which the Company received 347,407 shares of Beacon Power's class E redeemable preferred stock and a warrant to purchase 86,852 shares of

Beacon Power's class E redeemable preferred stock. As of April 7, 2000, the

Company owned 11.0% of Beacon Power's voting stock and 61.0% of Beacon Power's outstanding capital stock. On April 21, 2000, Beacon Power raised an additional

$4.1 million through the sale of additional bridge notes and warrants to purchase 41,000 shares of Beacon Power's common stock. The Company did not participate in this financing. On May 23, 2000, Beacon Power issued 6,785,711 shares of its class F preferred stock and additional warrants to purchase shares of Beacon Power's common stock. The shares of class F preferred stock and the additional warrants were issued in consideration for the cancellation of

$5.2 million in bridge notes and an additional $23.3 million cash investment by existing and new investors. The Company did not participate in this financing either. As of May 23, 2000, the Company owned 3.5% of Beacon Power's voting stock and 33.0% of Beacon Power's outstanding capital stock.

    As of September 30, 2000, the Company owned approximately 3% of the outstanding voting stock of Beacon Power and 32% of the capital stock of Beacon

Power. On November 22, 2000, Beacon Power completed an initial public offering

(IPO) of its common stock and issued 8,000,000 shares of common stock at $6.00 per share. Upon completion of the initial public offering, the Company owned approximately 25% of Beacon Power's voting and capital stock.

    The results of the Company's operations included $3,111,381 loss of Beacon

Power from May 8, 1997 to December 24, 1997 under the consolidation method of accounting. On December 24, 1997, the Company began accounting for its investment in Beacon Power in accordance with SAB Topic 5.E. and has included

100% of Beacon Power's $7,079,297 loss for the period from December 25, 1997 through May 1999 in a manner similar to the equity method of accounting, at which time, the Company's initial investment of $1,888,619, the $30,000 additional investment and the additional deemed investment of $4,750,000 and accrued dividends of $410,678 had been written down to zero. In June 1999, the

Company committed up to $1,000,000 of additional financing to Beacon Power,

representing a minority share, 33%, of a funding commitment received by Beacon

Power, and the Company began accounting for its investment in Beacon Power under the equity method. As of June 30, 1999, the Company owned approximately 0.1% of the voting stock of Beacon Power; however, as the Company was providing 33% of the current funding to Beacon Power, the Company has included 33% of Beacon

Power's losses in its results of operation until the $1,000,000 investment was reduced to zero in December 1999. The Company continued to record losses from

Beacon Power after December 31, 1999 to the extent of the additional dividends that accrued on the contingent obligation to class D preferred stockholders of

Beacon Power. From June 1999 through September 30, 2000, the Company has included in its results from operations its share of Beacon Power's losses of

$1,633,201. At September 30, 2000, the Company's investment in Beacon Power had been reduced to zero and the contingent obligation to Beacon Power's Class D preferred stockholders was $5,722,629. The Company continues to record additional losses from Beacon Power to the extent of additional interest accrued on the contingent obligation to the Class D preferred stockholders of Beacon

Power.

                                       57

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

    In connection with Beacon Power's initial public offering, the Put Right was terminated and the contingent obligation to class D preferred stockholders of

Beacon Power will be reclassified as additional paid in capital. In addition,

the Company's preferred stock holdings in Beacon Power were converted into

9,694,812 shares of Beacon Power common stock. In accordance with SEC SAB

No. 51, the Company's investment and additional paid in capital will be written up during the first quarter of fiscal 2001 to reflect its beneficial interest in the book value of the stockholders' equity of Beacon Power, which the Company estimates to be approximately $15.0 million. After the write-up of the Company's investment in Beacon Power, the Company will continue to account for its investment in Beacon Power under the equity method of accounting and will record its share of future losses from Beacon Power on a one-quarter trailing basis until its investment in Beacon Power has been reduced to zero.

    If in the future, the Company's ownership interest in Beacon Power's outstanding capital stock is reduced to below 20% and the Company determines that it does not have the ability to exercise significant influence over the operating and financial policies over Beacon Power, the Company's investment in

Beacon Power will be accounted for using the fair value method as set forth in

SFAS No. 115, "Accounting for Certain Investments in Debt and Equity

Securities," based upon the carrying value of the Company's investment in Beacon

Power at the time the Company's interest is reduced to below 20%. At that time,

the Company will no longer be required to record its share of any losses from

Beacon Power. The value of the investment will be carried at fair market value with any unrealized holding gains or losses to be included in stockholders'

equity as a component of other comprehensive income.

    Beacon Power accounted for $470,996, $72,644 and $424,418 of the Company's

total revenue for the fiscal years ended September 30, 2000, 1999 and 1998,

respectively. At September 30, 2000 and 1999, the Company had $346,066 and

$5,390, respectively, of accounts receivable and unbilled contract costs and fees from Beacon Power.

F.  LINE OF CREDIT

    In December 1998, as modified, the Company obtained a $3,000,000 demand discretionary line of credit with a bank. The line of credit bears interest at the bank's prime rate plus 1 1/2%. Available borrowings were based on a formula of eligible accounts receivable and inventory. There were no amounts outstanding under the line of credit at September 30, 1999. During 1999, the maximum amount outstanding on the line of credit was $2,657,234. The Company has pledged all assets of the Company as collateral against this line of credit. On August 29,

2000, the Company terminated the line of credit.

G.  LONG-TERM DEBT

    Long-term debt consists of the following:

                                                            SEPTEMBER 30,

                                                         --------------------

                                                           2000        1999

                                                         ---------   --------

Capital lease obligations..............................  $  33,871   $ 50,097

Less: Current portion..................................    (17,494)   (16,226)

                                                         ---------   --------

                                                         $  16,377   $ 33,871

                                                         =========   ========

                                       58

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

G.  LONG-TERM DEBT (CONTINUED)

    At September 30, 2000, maturities of these obligations are as follows:

FISCAL YEAR

-----------

2001........................................................  $ 17,494

2002........................................................    10,778

2003........................................................     5,599

                                                              --------

                                                                33,871

Less: Current Portion.......................................   (17,494)

                                                              --------

                                                              $ 16,377

                                                              ========

    On March 1, 1999, the Company reached a definitive settlement arrangement with Albert R. Snider (the "Settlement Agreement"), the holder of a note payable that commenced on April 16, 1997, regarding a suit filed against Mr. Snider for breach of certain representations made by him, including statements of inventory balances in the Asset Purchase Agreement dated as of April 3, 1997 between FMI and Mr. Snider relating to the purchase of the business of FMI and a counterclaim filed by Mr. Snider seeking, among other things, payments allegedly due from the Company under a promissory note.

    Pursuant to the terms of the Settlement Agreement, the Company made a

$100,000 cash payment to Mr. Snider on March 9, 1999 and the parties executed mutual general releases dismissing any and all claims between them. In addition,

the Settlement Agreement provides a right of first refusal in favor of the

Company with respect to certain shares of the Company's Common Stock,

beneficially owned by Mr. Snider. Concurrently with the execution of the

Settlement Agreement, the Company and Mr. Snider entered into a consulting agreement pursuant to which Mr. Snider will perform certain consulting, advisory and related services as the Company may reasonably request from time to time between October 1, 1999 and October 1, 2002. In exchange for these services, the

Company issued 42,860 shares of its Common Stock to Mr. Snider, which were held by an escrow agent. The Company has recorded these shares held in escrow at market value and as a reduction to stockholders' equity as of September 30,

1999.

    On April 26, 2000, the escrow agent, as authorized by the Company released the 42,860 shares of common stock that were held in escrow to Mr. Snider. The

Company recorded these securities at fair value until they were released from escrow at a market price of $16.00 per share or $685,760. The Company determined that the value of these securities exceeded the net realizable value of the underlying services to be received by $235,760. The Company has charged this excess amount to selling, general and administrative expenses during the fiscal year ended September 30, 2000. The Company is amortizing the realizable asset of

$450,000 over the three-year period of service through September 30, 2002. At

September 30, 2000, the unamortized value of this asset is $300,000.

H.  COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company leases its facilities under various operating leases that expire through October 2005. The Company has also entered into a master leasing agreement to lease various items of equipment not to exceed $600,000. The availability under this facility has expired as of September 30, 1999.

                                       59

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

H.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Future minimum annual rentals under lease agreements at September 30, 2000 are as follows:

FISCAL YEAR

-----------

2001........................................................  $2,015,395

2002........................................................   1,916,712

2003........................................................   1,545,762

2004........................................................     280,850

2005........................................................     201,996

Thereafter..................................................      16,833

                                                              ----------

Total (not reduced by minimum sublease rentals of

  $889,872).................................................  $5,977,548

                                                              ==========

    Total rental expense including operating expenses and real estate taxes for operating leases amounted to $2,157,506, $1,683,749 and $1,235,867 for the years ended September 30, 2000, 1999 and 1998, respectively.

    Certain of the facility leases contain escalation clauses, effective

October 1, 1998, rental expense has been recognized on a straight-line basis over the remaining lease term. At September 30, 2000 and 1999, deferred rent expense amounted to $207,739 and $110,390, respectively.

LITIGATION

    On October 15, 1997, the Company received a letter from the Department of the Air Force ("the Air Force") stating that it may terminate for default an approximately $1.6 million contract between the Air Force and the Company for development of a satellite component, unless perceived performance problems were cured. As of that date, the Company had received payments of approximately $1.4 million in connection with this contract. In the event of an actual default, the

Company could be liable for extra costs incurred by the U.S. government in developing the component and could be required to return a portion of the monies the Company received on this contract. On December 15, 1997, the Air Force issued a "Show Cause Notice" to the Company requiring the Company to demonstrate to the Air Force why the contract should not be terminated "for cause." On

December 31, 1997, the Company responded to the Air Force's "Show Cause Notice,"

explaining the Company's view that the Company should not be terminated for cause. On May 11, 2000, the Company contacted the Air Force again to offer to settle these differences and to explore obtaining additional settlement amounts.

On August 3, 2000, the Company sent a memorandum to the Air Force explaining the basis of a settlement request of $353,248. Also on August 3, 2000, the Company received from the Air Force a proposed settlement offer in which the contract would be concluded through a contract modification with no additional payment,

but without termination for cause. As of September 30, 1999, the Company had provided a full reserve of $521,000 against the unbilled contract costs and fees to the Department of the Air Force. As of September 30, 2000, all of the

$521,000 unbilled contract costs and fees had been written off. The contract is still subject to normal audit and accounting of final cost.

    On November 6, 1999, APACE, Inc. ("APACE") commenced an action against the

Company to the Supreme Court of the State of New York claiming the Company had been awarded a prime contract by the U.S. Department of Energy ("DOE") and that the Company had failed or refused to negotiate a subcontract with APACE,

allegedly in breach of a contract between the Company and APACE. APACE is seeking in excess of $1,000,000 in damages. The Company denied the allegations,

moved to stay the action

                                       60

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

H.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

and filed for arbitration with the American Arbitration Association in Boston,

Massachusettes. The American Arbitration Association decided that the arbitration would go forward in Boston. In the meantime, APACE requested that the court permit the action to go forward and for the arbitration to compelling arbitration and staying APACE's action pending arbitration to be conducted by the American Arbitration Association in Boston.

    On June 26, 2000, APACE served the Company with an amended answering statement and counterciaim, including additional allegations that the Company has engaged in unfair and deceptive trade practices and that the Company's actins were willful and knowing. Based on these allegations, APACE is seeking multiple damages, as well as attorneys' fees and expenses. On July 19, 2000, the

Company filed an answer to APACE's amended answering statement and counterclaim,

denying the allegations and asserting various defenses.

    An arbitrator has been selected and the arbitration is scheduled to go forward in Boston for nine days in February, March and April 2001. The parties have exchanged some discovery, and expect to make a further exchange early in

2001.

    The final outcome of this matter is not presently determinable and,

therefore, no provision for any liability that may result has been recorded in the Company's financial statements.

    From time to time, the Company is a party to routine litigation and proceedings in the ordinary course of business. The Company is not aware of any current or pending litigation to which the Company is or may be a party that the

Company believes could materially adversely affect the Company's results of operations or financial condition.

I.  EMPLOYEE BENEFIT PLAN

    The Company offers a 401(k) Employee Benefit Plan (the "Plan"). Under the

Plan, any regular employee, as defined by the Plan, who has completed six months of service and has attained the age of 21 years is eligible to participate.

Under the terms of the Plan, an employee may defer up to 15% of his or her compensation through contributions to the Plan. During 1999, the Company extended the Plan to its wholly-owned subsidiaries. The Company made matching contributions to the Plan of $366,264, $218,729 and $86,883 during 2000, 1999 and 1998, respectively.

                                       61

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

J.  INCOME TAXES

    The provision for income taxes consists of the following:

                                                            FOR THE YEARS ENDED SEPTEMBER 30,

                                                         ---------------------------------------

                                                            2000          1999          1998

                                                         -----------   -----------   -----------

Current payable:

  Federal..............................................      (14,699)           --            --

  State................................................           --            --   $     3,872

  Foreign..............................................       14,699            --            --

                                                         -----------   -----------   -----------

                                                                  --            --   $     3,872

                                                         -----------   -----------   -----------

Deferred tax expense/(benefit):

  Federal..............................................  $(2,962,183)  $(3,888,031)  $(1,349,519)

  State................................................     (890,122)   (1,167,905)     (404,950)

  Change in valuation allowance........................    3,852,305     5,055,936     1,754,469

                                                         -----------   -----------   -----------

                                                                  --            --            --

                                                         -----------   -----------   -----------

                                                                  --            --   $     3,872

                                                         ===========   ===========   ===========

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of September 30, 2000 and 1999, the components of the net deferred tax assets/(liabilities) are as follows:

                                                               2000           1999

                                                           ------------   ------------

Federal net operating loss...............................  $ 13,385,851   $  5,566,879

State net operating loss, net of federal benefit.........     1,912,496        495,980

Credits..................................................       421,035        499,585

Depreciation.............................................      (227,657)       336,038

Loss from Beacon Power Corporation.......................     4,932,397      3,128,804

Other....................................................       834,326      1,562,820

Valuation allowance......................................   (21,258,448)   (11,590,106)

                                                           ------------   ------------

Net deferred income taxes................................            --             --

                                                           ============   ============

    The Company has placed a full valuation allowance against its net deferred tax assets since the Company believes it is more likely than not that it will not be able to utilize its deferred tax asset.

                                       62

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

J.  INCOME TAXES (CONTINUED)

    The provision for income taxes differs from the federal statutory rate due to the following:

                                                                  FOR THE YEARS ENDED

                                                                     SEPTEMBER 30,

                                                          ------------------------------------

                                                            2000          1999          1998

                                                          --------      --------      --------

Tax at statutory rate...............................       (34.0)%       (34.0)%       (34.0)%

State taxes--net of federal benefit.................        (6.2)         (6.2)         (6.2)

Other...............................................         1.6          (0.7)         (0.5)

Change in valuation allowance.......................        38.6          40.9          40.8

                                                           -----         -----         -----

Effective tax rate..................................          -- %          -- %         0.1%

                                                           =====         =====         =====

    At September 30, 2000, the Company had net operating loss carry-forwards of approximately $39,370,000 and $30,590,000 for federal and state income tax purposes, respectively. The federal net operating losses expire beginning

September 30, 2008 through 2020. The state net operating losses will expire beginning September 30, 2000 through 2005. The use of these losses may be limited due to ownership change limitations under Section 382 of the Internal

Revenue Code.

K.  STOCKHOLDERS' EQUITY

INVESTMENT FROM MECHANICAL TECHNOLOGY INCORPORATED

    On October 21, 1999, the Company received a $7,070,000 investment from

Mechanical Technology Incorporated ("MTI"). In consideration for MTI's investment, MTI received 1,030,000 shares of the Company's Common Stock at a discounted price of approximately $6.80 per share, and warrants to purchase an additional 100,000 shares of the Company's Common Stock at an exercise price of

$8.80 per share and an expiration date four years from the date of issuance. MTI funded $2,570,000 of its investment in the Company on October 21, 1999 and received 370,800 of the 1,030,000 shares of the Company's Common Stock and a warrant to purchase 36,000 of the 100,000 shares of the Company's Common Stock.

MTI made the remaining investment on January 31, 2000 of $4,500,000 and received the remaining 659,200 shares of the Company's Common Stock and a warrant to purchase the remaining 64,000 shares of the Company's Common Stock. The Company incurred approximately $95,000 of legal, accounting, consultation and filing fees in connection with this transaction. The Company has valued the warrants issued to MTI on October 21, 1999 and January 31, 2000, at $231,912 and

$1,273,509, respectively using the Black-Scholes option pricing model.

    In addition, the Company received a warrant to purchase 108,000 shares of

MTI's common stock on October 21, 1999 and a warrant to purchase 192,000 shares of MTI's common stock on January 31, 2000 at exercise prices of $12.56 per share, as adjusted to reflect a 3:1 stock split in April 2000, and expiration dates four years from the date of issuance. The Company has valued the warrant received on October 21, 1999 and January 31, 2000 at $568,553 and $2,926,885,

respectively, using the Black-Scholes option pricing model, and has recorded the warrants as an asset and additional paid in capital. In accordance with EITF

No. 96-11, "Accounting for Forward Contracts and Purchased Options to Acquire

Securities Covered by FASB Statement No. 115," options that are entered into to purchase securities that will be accounted for under SFAS 115 should, at inception, be designated as held-to-maturity, available-for-sale, or trading and accounted for in a manner consistent with the accounting prescribed by

SFAS No. 115 for that category of securities. The Company has designated that the securities to be purchased under the warrant agreement

                                       63

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K.  STOCKHOLDERS' EQUITY (CONTINUED)

will be available-for-sale securities and, therefore, the Company has marked to market the fair value of the warrants at each reporting period dated and has recorded any unrealized gains and losses as a component of accumulated other comprehensive loss included in stockholders' equity. At September 30, 2000, the warrants have an unrealized loss of $1,021,725, which is included in accumulated other comprehensive loss included in stockholders' equity.

    STOCK OPTIONS

    Under the Company's 1992, 1994, 1996, 1998 and 1999 Stock Option Plans

(collectively, the "Plans"), both qualified and non-qualified stock options may be granted to certain officers, employees, directors and consultants to purchase up to 3,050,000 shares of the Company's Common Stock. At September 30, 2000,

2,773,550 of the 3,050,000 stock options available for grant under the Plans have been granted.

    The Plans are subject to the following provisions:

    The aggregate fair market value (determined as of the date the option is granted) of the common stock that any employee may purchase in any calendar year pursuant to the exercise of qualified options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of a qualified option to him or her, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any qualified options under the Plans unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

    Qualified options are issued only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company. Options granted under the Plans may not be granted with an exercise price less than 100% of fair value of the

Company's common stock, as determined by the Board of Directors on the grant date.

    Options under the Plans must be granted within 10 years from the effective date of the Plan. Qualified options granted under the Plans cannot be exercised more than 10 years from the date of grant, except that qualified options issued to 10% or greater stockholders are limited to five-year terms. All options granted under the Plans provide for the payment of the Company's exercise price in cash, or by delivery to the Company of shares of common stock already owned by the optionee having fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment.

Generally, the options vest and become exercisable ratably over a four-year period.

    The Plans contain antidilutive provisions authorizing appropriate adjustments in certain circumstances. Shares of common stock subject to options that expire without being exercised or that are canceled as a result of the cessation of employment are available for further grants.

                                       64

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K.  STOCKHOLDERS' EQUITY (CONTINUED)

    A summary of the status of the Company's stock options as of September 30,

2000, 1999 and 1998 and changes for the years then ended are presented below.

                                                   2000                   1999                    1998

                                           --------------------   ---------------------   --------------------

                                                       WEIGHTED                WEIGHTED               WEIGHTED

                                           NUMBER OF   AVERAGE    NUMBER OF    AVERAGE    NUMBER OF   AVERAGE

                                            SHARES      PRICE       SHARES      PRICE      SHARES      PRICE

                                           ---------   --------   ----------   --------   ---------   --------

Outstanding at beginning of year.........  1,851,227    $ 8.06       820,910    $9.58      700,427     $8.44

  Granted................................    820,050     16.62     1,604,000     7.03      319,000     11.20

  Exercised..............................   (701,774)     7.84      (455,600)    6.98     (100,266)     5.80

  Canceled...............................    (92,398)     7.83      (118,083)    8.84      (98,251)    10.55

                                           ---------    ------    ----------    -----     --------     -----

Outstanding at end of year...............  1,877,105    $11.89     1,851,227    $8.06      820,910     $9.58

                                           =========    ======    ==========    =====     ========     =====

Options exercisable at year-end..........    463,764    $ 9.26       840,560    $8.57      413,403     $8.48

                                           =========    ======    ==========    =====     ========     =====

    The following table summarizes information about stock options outstanding as of September 30, 2000.

                               OPTIONS OUTSTANDING            OPTIONS EXERCISABLE

                        ----------------------------------   ----------------------

                                      WEIGHTED    WEIGHTED                 WEIGHTED

                                       AVERAGE    AVERAGE                  AVERAGE

      RANGE OF            NUMBER      REMAINING   EXERCISE     NUMBER      EXERCISE

   EXERCISE PRICES      OUTSTANDING     LIFE       PRICE     EXERCISABLE    PRICE

---------------------   -----------   ---------   --------   -----------   --------

$       5.00--$ 7.81       311,456        7.9     $  5.67       70,509      $ 5.53

$       8.05--$10.50       708,548        8.0        8.43      253,673        9.02

$      11.00--$13.38       240,751        7.3       11.67      139,582       11.57

$      16.13--$20.63       546,350        9.4       17.55           --          --

$      31.25--$37.25        70,000        9.8       31.30           --          --

                         ---------      -----     -------      -------      ------

                         1,877,105        8.4     $ 11.89      463,764      $ 9.26

                         =========      =====     =======      =======      ======

    At September 30, 2000, an additional 276,450 shares were available under the

Plans for future grants.

    During 1999, the Company granted fully vested and immediately exercisable options to purchase 755,000 shares of the Company's common stock to consultants at exercise prices ranging from $5.75 to $10.00 per share, of which 300,000 stock options were granted outside of the Plans. The Company has recorded the fair value of the options, as determined by the Black-Scholes option pricing model, of $2,152,277, to selling, general and administrative expenses during the year ended September 30, 1999. As of September 30, 1999, options to purchase

450,000 shares at an exercise price of $7.00 per share were exercised. As of

September 30, 1999, the Company received $1,333,333 of cash on these exercises and the remaining amount due from the stockholders is classified within stockholders' equity as amounts receivable from exercise of stock options. As of

September 30, 2000, options to purchase 750,000 shares at exercise prices ranging from $5.75 to $10.00 per share have been exercised. As of September 30,

2000, the Company has received full payment on these exercises.

    During 2000, the Company granted 216,000 non-qualified stock options to employees at an exercise price of $17.56 per share outside of the Board approved

Plans, which are included in the above table.

                                       65

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K.  STOCKHOLDERS' EQUITY (CONTINUED)

WARRANTS

    On June 5, 1998, the Company issued to certain individuals, in settlement of a claim asserted against the Company, Common Stock Purchase Warrants to purchase up to 68,795 shares of common stock, as amended, at an exercise price of $11.43 per share. The value of these warrants was not material to the financial statements. These warrants expired on November 11, 1999, unexercised.

    On November 11, 1998, the Company issued common stock warrants to purchase up to 67,125 shares of the Company's Common Stock at an exercise price of $11.43 per share. The Company has recorded the fair value of these warrants, as determined by the Black-Scholes option-pricing model, of $56,362, to selling,

general and administrative expenses during the year ended September 30, 1999.

These warrants expired on November 11, 1999 unexercised.

    On August 25, 1999, in connection with the $8 million private placement of

8,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par

value per share, with Brown Simpson Strategic Growth Funds (see Note L), the

Company issued common stock warrants to purchase up to 120,000 and 675,000 shares of common stock at an exercise price of $7.80 and $8.54, respectively.

These warrants expire on August 25, 2003. The Company has valued these warrants at $2,369,292, using the Black-Scholes option pricing model. At September 30,

1999, none of these warrants were exercised. At September 30, 2000, 18,000 shares of common stock had been purchased at an exercise price of $7.80 per share.

    On October 21, 1999, in connection with an investment by MTI, the Company issued a warrant to purchase up to 36,000 shares of the Company's Common Stock at an exercise price of $8.80 per share. This warrant expires on October 21,

2003. On January 31, 2000, in connection with a second closing of this investment, the Company issued an additional warrant to purchase up to 64,000 shares of the Company's Common Stock at an exercise price of $8.80 per share.

This warrant expires on January 31, 2004. The Company valued the warrants issued to MTI on October 12, 1999 and January 31, 2000 at $231,912 and $1,273,509,

respectively, using the Black-Scholes option pricing model. At September 30,

2000, none of these warrants had been exercised.

    On November 16, 1999, in connection with the acquisition of certain intellectual property, equipment and other assets from Northrop Grumman

Corporation, the Company issued a warrant to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. The Company has valued this warrant at $631,000 using the Black-Scholes option pricing model. As of September 30, 2000, all of these warrants had been exercised.

    On February 4, 2000, the Company issued to Northrop Grumman Corporation an additional warrant to purchase up to 100,000 shares of the Company's Common

Stock at an exercise price of $9.725 per share. This warrant is exercisable upon the occurrence of certain defined events. As of September 30, 2000, this warrant is not yet exercisable. This warrant expires on December 31, 2006. As of

September 30, 2000, the fair value of this warrant, using the Black-Scholes option pricing model, was $936,485, which will be added to the purchase price of the assets acquired from Northrop Grumman Corporation when it becomes exerciseable.

    STOCK-BASED COMPENSATION

    Had compensation cost for the Company's stock-based compensation been determined based on fair value at the grant dates as calculated in accordance with SFAS No. 123, the Company's net loss and loss

                                       66

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K.  STOCKHOLDERS' EQUITY (CONTINUED)

per share for the years ended September 30, 2000, 1999 and 1998 would have been increased to the pro forma amounts indicated below:

                                             2000                      1999                      1998

                                    -----------------------   -----------------------   -----------------------

                                      NET LOSS                  NET LOSS                  NET LOSS

                                    ATTRIBUTABLE   LOSS PER   ATTRIBUTABLE   LOSS PER   ATTRIBUTABLE   LOSS PER

                                     TO COMMON      COMMON     TO COMMON      COMMON     TO COMMON      COMMON

                                    STOCKHOLDERS    SHARE     STOCKHOLDERS    SHARE     STOCKHOLDERS    SHARE

                                    ------------   --------   ------------   --------   ------------   --------

As reported.......................  $(13,047,033)   $(1.03)   $(14,392,657)   $(1.57)   $(4,857,814)    $(.54)

Pro forma.........................  $(17,092,280)   $(1.35)   $(15,597,109)   $(1.70)   $(5,433,804)    $(.61)

    The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to

1996 and additional awards in future years are anticipated.

    The fair value of each stock option is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: an expected life of seven years, expected volatility ranging from

80.1% to 112.3%, no dividends, and risk-free interest rate of 6.17% for

September 30, 2000; an expected life of seven years, expected volatility of

80.0%, no dividends, and risk-free interest rate of 6.08% for September 30,

1999; and an expected life of seven years, expected volatility of 57.9%, no dividends, and risk-free interest rate of 5.76% for September 30, 1998. The weighted average price of the fair value of options granted for years ended

September 30, 2000, 1999 and 1998 are $14.05, $5.21 and $7.14, respectively.

    In March 2000, the FASB issued Interpretation No. 44, "Accounting for

Certain Transactions Involving Stock Compensation, an Interpretation of APB

Opinion No. 25." This interpretation clarifies the application of APB Opinion

No. 25, including (a) the definition of employee for purposes of applying

Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The

Interpretation is effective July 1, 2000, and the effects of applying the

Interpretation are recognized on a prospective basis. The adoption of this

Interpretation did not have a material impact on the Company's financial condition or results of operations.

COMMON STOCK OFFERING

    On October 30, 2000, the Company filed for a public offering of its Common

Stock. In connection with this offering, the Company has incurred $678,980 of deferred equity financing costs that are included in other long-term assets at

September 30, 2000.

                                       67

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

L.  PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of Preferred

Stock, $0.01 par value per share ("Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders,

and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

    On August 25, 1999, the Company completed an $8 million private placement of

8,000 shares of its Series A Redeemable Convertible Preferred Stock, $0.01 par

value per share (the "Series A Preferred Stock"), with Brown Simpson Strategic

Growth Funds ("Brown Simpson"). The Series A Preferred Stock is initially convertible into 1,025,641 shares of the Company's common stock, $0.01 par value per share (the "Common Stock").

    In connection with the transaction, Brown Simpson also received warrants to purchase up to 675,000 fully vested and immediately exercisable additional shares of Common Stock at $8.54 per share (the "Brown Simpson Warrants"). The

Brown Simpson Warrants expire on August 25, 2003. The Company has valued these warrants at $1,818,558 based on the fair value of these warrants, as determined by the Black-Scholes option pricing model, and has recorded this amount as a discount to the Preferred Stock. In addition, the Company incurred direct costs of $1,338,234 in connection with this preferred stock offering which have also been recorded as a discount to the Series A Preferred Stock.

    H.C. Wainwright & Co., Inc. ("H.C. Wainwright") served as placement agent for the transaction and received a commission of $560,000 and warrants to purchase 120,000 shares of the Company's Common Stock at $7.80 per share. These warrants expire on August 25, 2003. H.C. Wainwright will also receive a future fee in the amount of 4% of any monies received by the Company upon the exercise of the Brown Simpson Warrants. The Company has recorded the fair value of these warrants, as determined by the Black-Scholes option pricing model, of $550,734 as a discount to the Series A Preferred Stock.

    The Company has valued the Series A Preferred Stock at issuance to be

$4,843,208 based on the relative fair market values of the financial instruments issued in connection with this placement and net of offering costs. The Company is accreting the carrying value of the preferred stock to its redemption value of $8,000,000 at August 25, 2003, using the effective interest method. As of

September 30, 1999, the Company accreted $50,904 and recorded this as a charge against additional paid-in capital.

    On March 7, 2000, the preferred stockholders elected to convert all 8,000 shares of the Series A Preferred Stock into 1,025,641 shares of the Company's

Common Stock, which resulted in the accretion of an additional $3,105,888 of the discount on the redeemable preferred stock during the year ended September 30,

2000.

                                       68

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

M.  SIGNIFICANT CUSTOMERS

    Significant customers, defined as those customers that account for 10% or more of total net revenue in a fiscal year or 10% or more of accounts receivable and unbilled contract costs and fees at the end of a fiscal year, were as follows:

                                                                                       PERCENTAGE OF

                                                                                    ACCOUNTS RECEIVABLE

                                                                                       AND UNBILLED

                                                                                    CONTRACT COSTS AND

                                                    PERCENTAGE OF TOTAL REVENUE           FEES AT

                                                      YEAR ENDED SEPTEMBER 30,         SEPTEMBER 30,

                                                   ------------------------------   -------------------

CUSTOMER                                             2000       1999       1998       2000       1999

--------                                           --------   --------   --------   --------   --------

U.S. government:

  U.S. Department of Defense.....................    *          20.6%      22.1%      10.3%      20.4%

  U.S. Department of Energy......................    11.5%      *          *          *          20.0%

Applied Materials................................    10.6%      *          *          22.3%      *

------------------------

*   Less than 10%

N.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                                 YEAR ENDED SEPTEMBER 30,

                                                          --------------------------------------

                                                             2000          1999         1998

                                                          -----------   ----------   -----------

Accretion of redeemable convertible preferred stock

  discount..............................................  $ 3,105,888   $   50,904   $        --

                                                          ===========   ==========   ===========

Acquisition of equipment under capital leases...........  $        --   $   49,813   $        --

                                                          ===========   ==========   ===========

Contingent obligation to Class D preferred stockholders

  of Beacon Power Corporation...........................  $   484,764   $5,309,115   $        --

                                                          ===========   ==========   ===========

Conversion of redeemable convertible preferred stock to

  common stock..........................................  $ 8,000,000   $       --   $        --

                                                          ===========   ==========   ===========

Common stock held in escrow issued in connection with

  settlement agreement..................................  $        --   $  190,191   $        --

                                                          ===========   ==========   ===========

Valuation adjustment for common stock held in escrow....  $   257,160   $  238,409   $        --

                                                          ===========   ==========   ===========

Warrants issued in connection with MTI investment.......  $ 1,505,421   $       --   $        --

                                                          ===========   ==========   ===========

MTI warrant received in connection with MTI

  investment............................................  $ 3,495,438   $       --   $        --

                                                          ===========   ==========   ===========

Valuation adjustment for MTI warrants...................  $(1,021,725)  $       --   $        --

                                                          ===========   ==========   ===========

                                       69

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

N.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)

    Net cash paid for the acquisitions of Inductive Components Inc., Lighthouse

Software, Inc., HyComp, Inc., Ling Electronics, Inc. and certain intellectual property, equipment and other assets from Northrop Grumman Corporation was as follows:

                                                               YEAR ENDED SEPTEMBER 30,

                                                      ------------------------------------------

                                                          2000           1999           1998

                                                      ------------   ------------   ------------

Fair value of assets................................  $ 11,200,265   $  1,742,812             --

Cost in excess of net assets of companies acquired,

  net...............................................     3,754,910        389,079             --

Liabilities assumed, including transaction costs....    (2,476,383)      (567,215)            --

Fair value of common stock issued...................   (12,408,792)      (568,800)            --

                                                      ------------   ------------   ------------

Cash paid...........................................  $     70,000   $    995,876             --

Less: Cash acquired.................................       (45,946)            --             --

                                                      ------------   ------------   ------------

Net cash paid for the acquisitions..................  $     24,054   $    995,876             --

                                                      ============   ============   ============

    INTEREST AND INCOME TAXES PAID

    Cash paid for interest and income taxes was as follows:

                                                      FOR THE YEARS ENDED

                                                         SEPTEMBER 30,

                                                 ------------------------------

                                                   2000       1999       1998

                                                 --------   --------   --------

Interest.......................................  $  3,176   $115,692   $10,206

                                                 ========   ========   =======

Income taxes...................................        --         --   $ 5,772

                                                 ========   ========   =======

O.  ACQUISITIONS

    INDUCTIVE COMPONENTS, INC. AND LIGHTHOUSE SOFTWARE, INC.

    On January 4, 1999, the Company's MagMotor subsidiary acquired substantially all of the assets and assumed certain liabilities of Inductive Components, Inc.

and Lighthouse Software, Inc., pursuant to the terms of an Asset Purchase

Agreement, dated January 4, 1999, among MagMotor, the Company, Inductive

Components, Inc, Lighthouse Software, Inc. and Thomas Glynn, the sole stockholder of Inductive Components, Inc. and the majority stockholder of

Lighthouse Software, Inc. The aggregate consideration paid by the Company for the acquired assets of Inductive Components, Inc. and Lighthouse Software, Inc.

was 100,000 shares of the Company's common stock, valued at $5.6875 per share or

$568,750. In addition, the Company assumed indebtedness of approximately

$246,000. The Company has included in its consolidated results of operations the acquisition of Inductive Components, Inc. and Lighthouse Software, Inc. under the purchase method of accounting. The purchase price has been allocated as follows:

Inventory...................................................  $ 50,000

Property and equipment......................................   100,597

Intangibles.................................................   275,000

Goodwill....................................................   389,079

                                                              --------

                                                              $814,676

                                                              ========

                                       70

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

O.  ACQUISITIONS (CONTINUED)

    The pro forma financial information has not been presented, as the acquisitions of Inductive Components, Inc. and Lighthouse Software, Inc. are not

material.

    HYCOMP, INC.

    On April 12, 1999, the Company executed an agreement to purchase substantially all of the assets and assume certain liabilities of HyComp, Inc.

("HyComp"). This agreement was dated March 31, 1999 and was by and between

HyComp and HyComp Acquisition Corp., a wholly-owned subsidiary of the Company.

The aggregate consideration paid by the Company for the acquired assets of

HyComp consisted of (i) $750,000 in cash; (ii) the assumption of certain liabilities and obligations of HyComp in the amount of approximately $422,000;

(iii) transaction costs of $95,000; and (iv) a 5% royalty to HyComp on certain sales through April 12, 2000. At September 30, 1999, the Company has recorded

$50,000 of accrued royalties. The Company has included in its consolidated results of operations the acquisition of HyComp under the purchase method of accounting. The purchase price has been allocated as follows:

Accounts receivable.........................................  $   38,556

Inventory...................................................     318,359

Deposits....................................................      19,800

Property and equipment......................................     940,500

                                                              ----------

                                                              $1,317,215

                                                              ==========

    The pro forma financial information has not been presented as the acquisition of HyComp is not material.

LING ELECTRONICS, INC.

    On October 21, 1999, the Company acquired Ling Electronics, Inc. and Ling

Electronics, Ltd. (collectively, "Ling Electronics") from MTI. In consideration for the acquisition of Ling Electronics, MTI received $70,000 and 770,000 shares of the Company's Common Stock valued at $9.8438 per share or $7,579,726. In addition, the Company incurred approximately $177,000 of legal, accounting,

consultation and filing fees as a cost of this transaction. The purchase price of the acquisition has been allocated as follows:

Cash and cash equivalents...................................  $   45,946

Accounts receivable.........................................   1,937,023

Inventory...................................................   3,127,991

Prepaid expenses and other assets...........................     260,239

Property and equipment......................................     250,000

Goodwill....................................................   3,754,910

Accounts payable............................................    (641,687)

Accrued payroll and payroll related expenses................    (334,129)

Deferred revenues...........................................     (13,500)

Other accrued expenses......................................    (560,437)

                                                              ----------

                                                              $7,826,356

                                                              ==========

                                       71

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

O.  ACQUISITIONS (CONTINUED)

    The following unaudited pro forma financial information combines SatCon and

Ling's results of operations as if the acquisition had taken place on

October 1, 1998. The pro forma results are not necessarily indicative of what the results of operations actually would have been if the transaction had occurred on the applicable dates indicated and are not intended to be indicative of future results of operations.

                                                  YEAR ENDED SEPTEMBER 30,

                                         ------------------------------------------

                                             2000           1999           1998

                                         ------------   ------------   ------------

                                                        (UNAUDITED)

Revenue................................  $ 31,194,618   $ 23,849,881   $ 27,764,923

Operating loss.........................  $ (9,822,203)  $(11,316,689)  $ (2,433,575)

Net loss...............................  $(10,260,029)  $(15,881,125)  $ (5,740,230)

Net loss attributable to common

  stockholders.........................  $(13,365,917)  $(15,932,029)  $ (5,740,230)

Net loss per share, basic and

  diluted..............................  $      (1.06)  $      (1.60)  $      (0.59)

NORTHROP GRUMMAN CORPORATION

    On November 16, 1999, the Company purchased certain intellectual property,

equipment and other assets from Northrop Grumman Corporation ("NGC"). These assets were used by NGC in connection with its power electronics product business. The Company is amortizing the purchase price allocated to completed technology on a straight-line basis over a 10-year period. The Company is depreciating the purchase price allocated to property and equipment on a straight-line basis over a 10-year period. The Company also entered into (i) a sublease with NGC pursuant to which it agreed to a five-year sublease for approximately 14,863 square feet of rentable space in the Baltimore, Maryland area and (ii) a three-year Transition Services Agreement providing the Company access to certain test facilities and personnel of NGC on a fee basis. In consideration for these foregoing assets and agreements, NGC received 578,761 shares of the Company's Common Stock valued at $8.3438 per share or $4,829,066.

In addition, the Company issued to NGC a warrant to purchase an additional

100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. The Company has recorded the fair value of this warrant, as determined by the Black-Scholes option pricing model, of approximately $631,000 and approximately $119,000 of legal, accounting, consultation and filing fees as a cost of this transaction. On February 4, 2000, the Company issued to NGC an additional warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. This warrant is exercisable upon the occurrence of certain

                                       72

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

O.  ACQUISITIONS (CONTINUED)

defined events, none of which had occurred as of September 30, 2000. The purchase price of the asset purchase has been allocated as follows:

Inventory...................................................               $1,206,000

Property and equipment......................................                1,091,643

Intangibles:

  Completed technology......................................  $3,142,882

  Transition services agreement.............................     101,542

  Favorable lease...........................................      36,999

                                                              ----------

      Total intangibles.....................................                3,281,423

                                                                           ----------

                                                                           $5,579,066

                                                                           ==========

    The pro forma financial information has not been presented, as this transaction is the purchase of assets rather than as a business combination. The

Company has determined that this transaction was the acquisition of assets and not the acquisition of a business as this business ceased operations more than

12 months prior to this acquisition of assets, the Company did not acquire facilities, employees or customer base and there is not sufficient continuity of the acquired entity's operations prior to and after the transaction.

    For the fiscal year ended September 30, 2000, the Company recognized

$413,991 of revenue, primarily related to funded research and development arrangements, from NGC. At September 30, 2000, the Company had $62,492 of accounts receivable and unbilled contract costs and fees from NGC.

P.  LOSS PER SHARE

    The following is the reconciliation of the numerators and denominators of the basic and diluted loss per share computations:

                                                                  FOR THE YEARS ENDED

                                                                     SEPTEMBER 30,

                                                       -----------------------------------------

                                                           2000           1999          1998

                                                       ------------   ------------   -----------

Net loss attributable to common shareholders.........  $(13,047,033)  $(14,392,657)  $(4,857,814)

                                                       ============   ============   ===========

BASIC AND DILUTED:

  Common shares outstanding, beginning of year.......     9,529,649      8,990,249     8,769,146

  Weighted average common shares issued during the

    year.............................................     3,100,173        200,017       190,163

  Weighted average shares repurchased during the

    year.............................................            --        (14,225)       (2,638)

                                                       ------------   ------------   -----------

  Weighted average shares outstanding--basic and

    diluted..........................................    12,629,822      9,176,041     8,956,671

                                                       ============   ============   ===========

  Net loss per share, basic and diluted..............  $      (1.03)  $      (1.57)  $      (.54)

                                                       ============   ============   ===========

    At September 30, 2000, 1999 and 1998, 44,500, 44,500 and 28,300 common shares, respectively, were excluded from common shares outstanding as they were held in treasury. At September 30, 2000 and 1999, 42,860 common shares were excluded from common shares outstanding as they were held in escrow.

                                       73

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

P.  LOSS PER SHARE (CONTINUED)

    At September 30, 2000, 1999 and 1998, options and warrants to purchase

2,854,105, 2,782,147, and 884,758 shares of common stock, respectively, were excluded from the diluted weighted average common shares outstanding as their effect would be antidilutive.

Q.  COMPREHENSIVE LOSS

    The Company's total comprehensive loss is as follows:

                                                                  FOR THE YEARS ENDED

                                                                     SEPTEMBER 30,

                                                       -----------------------------------------

                                                           2000           1999          1998

                                                       ------------   ------------   -----------

Net loss.............................................  $ (9,941,145)  $(14,341,753)  $(4,857,814)

                                                       ============   ============   ===========

Other comprehensive income/(loss), net of tax:

    Unrealized gains on securities...................  $         --   $     10,380   $     9,835

    Valuation adjustment for MTI warrants............    (1,021,725)            --            --

    Foreign currency translation adjustment..........       (51,778)            --            --

                                                       ------------   ------------   -----------

    Other comprehensive (loss)/income................  $ (1,073,503)  $     10,380   $     9,835

                                                       ------------   ------------   -----------

Comprehensive loss...................................  $(11,014,648)  $(14,331,373)  $(4,847,979)

                                                       ============   ============   ===========

R.  SEGMENT DISCLOSURES

    As of October 1, 1998, the Company adopted SFAS No. 131, "Disclosures about

Segments of an Enterprise and Related Information". SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products and services, geographical areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and assess their performance.

    The Company's organizational structure is based on strategic business units that perform services and offer various products to the principal markets in which the Company's products are sold. These business units equate to three reportable segments: research and development, power electronic products and motion-control products.

    The Company performs research and development services in collaboration with third parties. Film Microelectronics, Inc. designs and manufactures power electronics products. The Magmotor and Ling Divisions specialize in the engineering and manufacturing of motion-control products. The Company's principal operations and markets are located in North America.

    The accounting policies of each of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on revenue and profit and loss from operations before income taxes, interest income, interest expense, other income and losses and loss from investment in Beacon Power Corporation, excluding the effects of amortization of intangible assets associated with acquisitions. Common costs not directly attributable to a particular segment are allocated among segments based on management's estimates.

                                       74

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

R.  SEGMENT DISCLOSURES (CONTINUED)

    The following is a summary of the Company's operations by operating segment:

                                                                  YEAR ENDED SEPTEMBER 30,

                                                      ------------------------------------------------

                                                         2000              1999              1998

                                                      -----------      ------------      -------------

Research and development:

Product revenue.................................      $    31,486                --                 --

Funded research and development revenue.........      $ 8,627,601      $  6,355,383      $   8,010,735

                                                      -----------      ------------      -------------

  Total revenue.................................      $ 8,659,087      $  6,355,383      $   8,010,735

                                                      -----------      ------------      -------------

  Loss from operations, net of amortization of

    intangibles.................................      $(3,838,907)     $ (6,577,012)     $  (1,454,707)

                                                      ===========      ============      =============

Electronics products:

  Product revenue...............................      $ 8,584,446      $  6,306,085      $   5,909,765

                                                      -----------      ------------      -------------

  (Loss) income from operations, net of

    amortization of intangibles.................      $(3,128,643)     $ (2,073,946)     $     504,528

                                                      ===========      ============      =============

Motion-control products:

  Product revenue...............................      $13,811,496      $  2,816,413      $   1,610,423

                                                      -----------      ------------      -------------

  Loss from operations, net of amortization of

    intangibles.................................      $(1,316,958)     $   (755,272)     $    (310,023)

                                                      ===========      ============      =============

Consolidated:

  Product revenue...............................      $22,427,428      $  9,122,499      $   7,520,188

  Funded research and development revenue.......      $ 8,627,601      $  6,355,383      $   8,010,735

                                                      -----------      ------------      -------------

  Total revenue.................................      $31,055,029      $ 15,477,882      $  15,530,923

                                                      ===========      ============      =============

  Loss from operations, net of amortization.....      $(8,284,508)     $ (9,406,230)     $  (1,260,202)

  Amortization of intangibles...................      $(1,217,490)     $   (371,087)     $    (290,957)

                                                      -----------      ------------      -------------

  Operating loss................................      $(9,501,998)     $ (9,777,317)     $  (1,551,159)

  Other income (loss)...........................      $     9,891      $   (150,464)     $          --

  Interest income...............................      $   453,631      $     42,287      $     179,861

  Interest expense..............................      $    (3,176)     $   (115,692)     $     (10,206)

                                                      -----------      ------------      -------------

  Net loss before income taxes and loss from

    Beacon Power Corporation....................      $(9,041,652)     $(10,001,186)     $  (1,381,504)

                                                      ===========      ============      =============

                                       75

                         SATCON TECHNOLOGY CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

R.  SEGMENT DISCLOSURES (CONTINUED)

    The following is a summary of the Company's total segment assets by operating segment:

                                                                    SEPTEMBER 30,

                                                              -------------------------

                                                                 2000          1999

                                                              -----------   -----------

Research and development:

  Segment assets............................................  $18,464,754   $ 6,283,773

Electronics products:

  Segment assets............................................  $10,132,575   $ 8,643,258

Motion-control products:

  Segment assets............................................  $13,416,197   $ 2,473,343

Consolidated:

  Segment assets............................................  $42,013,526   $17,400,374

  Investment in Beacon Power Corporation....................  $        --   $   414,729

  Warrants to purchase Mechanical Technology

  Incorporated common stock.................................  $ 2,473,713   $        --

                                                              -----------   -----------

Total assets................................................  $44,487,239   $17,815,103

                                                              ===========   ===========

    The Company operates and markets its services and products on a worldwide basis with its principal markets as follows:

                                                               YEAR ENDED SEPTEMBER 30,

                                                       ----------------------------------------

                                                          2000           1999          1998

                                                       -----------   ------------   -----------

Revenue by geographic region:

  United States......................................  $27,701,844   $ 14,627,000   $15,333,525

  Rest of world......................................    3,353,185        850,981       197,398

                                                       -----------   ------------   -----------

    Total revenue....................................  $31,055,029   $ 15,477,981   $15,530,923

                                                       ===========   ============   ===========

                                       76